                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                     FIRST COMMUNITY FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                     FIRST COMMUNITY FINANCIAL GROUP, INC.
                            721 College Street, S.E.
                                 P.O. Box 3800
                              Lacey, WA 98509-3800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of First Community Financial Group, Inc. will be held at the Holiday Inn Select, 2300 Evergreen Park Drive, Olympia, Washington on Tuesday, May 12, 1998, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

    1. ELECTION OF DIRECTORS. To elect two Directors for a term of three years expiring in the year 2001, or until their successors have been elected and qualified.

    2. WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment of the meeting.

    Only those shareholders of record at the close of business on April 10, 1998, will be entitled to notice of, and to vote at the meeting.

                                             By Order of the Board of Directors



                                             James F. Arneson
                                             Secretary

Lacey, Washington
April 13, 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

IMPORTANT: An affirmative vote of the holders of a majority of the outstanding shares is required to approve Item 1. The prompt return of proxies will save FCFG the expense of further requests for proxies. You are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. If you do attend the meeting, you may then withdraw your Proxy. Any person giving a Proxy may revoke it prior to its exercise.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     FIRST COMMUNITY FINANCIAL GROUP, INC.
                            721 COLLEGE STREET, S.E.
                           P.O. BOX 3800 (98509-3800)
                                LACEY, WA 98503

                                PROXY STATEMENT

    This Proxy Statement and the accompanying Proxy are being first sent to shareholders on or about April 13, 1998, for use in connection with the Annual Meeting of Shareholders of First Community Financial Group, Inc. ("FCFG" or "Company") to be held on Tuesday, May 12, 1998. Only those shareholders of record at the close of business on April 10, 1998, will be entitled to vote. The number of shares of FCFG's common stock, $2.50 value ("Common Stock"), outstanding and entitled to vote at the Annual Meeting is 1,995,426.

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of FCFG and the cost of solicitation will be borne by FCFG. Solicitation may be made by directors and officers of FCFG and its subsidiary, First Community Bank ("FCB" or "Bank"). Solicitation may be made by use of the mails, by telephone, facsimile and personal interview. FCFG does not expect to pay any compensation for the solicitation of proxies.

    If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the two nominees listed in this Proxy Statement, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by written notice to FCFG, by a subsequently dated proxy, or in open meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held, including the election of directors. Shareholders are not entitled to cumulate their votes in the election of directors.

                             ELECTION OF DIRECTORS

GENERAL

    FCFG's Bylaws provide that the number of directors must fall within a range of 5 and 15, the exact number to be determined by resolution of the Board of Directors. The present size of the board has been fixed at seven (7) directors. The Bylaws also provide that the Board of Directors may increase the number of directors by not more than two (2) between shareholders' meetings, and may fill the vacancies created by doing so, provided that the number of directors shall at no time exceed fifteen (15).

    Directors are elected separately for the five Board positions. In order to be elected as a director at the Annual Shareholders Meeting, a nominee must receive a plurality of the votes present at the meeting.

    If you abstain from voting either by Proxy or in person at the Annual Shareholders Meeting, you will effectively vote "AGAINST" a nominee, because your votes cannot be deemed voted "FOR" a nominee. In addition, "broker non-votes" will have no effect because they are not considered "shares present" for voting purposes. Proxies cannot be voted for more than two nominees.

    Directors are elected for a term of three years and until their successors have been elected and qualified. FCFG's Articles of Incorporation require that the terms of the directors be staggered such that approximately one-third of the directors are elected each year. In accordance with this requirement, the Board of Directors has nominated Messrs. Panowicz and Wilcox for election as directors for three-year terms to expire in the year 2001. The Board of Directors has no present knowledge that any of the nominees will refuse or be unable to serve. If Messrs. Panowicz and Wilcox, or either of them, should refuse or be unable to serve, your proxy will be voted for those persons subsequently designated by the Board of Directors to replace any or all nominees.

    Other nominations, if any, may be made only in accordance with the prior notice provisions contained in the Articles of Incorporation.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS WHOSE TERMS CONTINUE

    The following table sets forth certain information with respect to the nominees for director and for directors whose terms continue. The table includes their ages, their principal occupations during the past five years, and the year in which they were first elected a director of FCFG or predecessor corporations. The table also indicates the number of shares of Common Stock beneficially owned by each individual on January 1, 1998 and the percentage that the individual's holdings represented of Common Stock outstanding on that date. However, where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

           NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING IN 2001
                              (CLASS II DIRECTORS)

                                                             SHARES & PERCENTAGE OF
                                                                  COMMON STOCK
          NAME, AGE AND              PRINCIPAL OCCUPATION    BENEFICIALLY OWNED AS
            TENURE AS                 OF DIRECTOR DURING               OF
            DIRECTOR                   LAST FIVE YEARS           JANUARY 1,1998
---------------------------------  ------------------------  ----------------------
A. Richard Panowicz, 53            President, Archives             91,833(2)
  Director since 1995                Northwest (1)                   4.60%

Kenneth M. Wilcox, 68              Retired Pharmacist              47,323(3)
  Director since 1979                                                2.37%



-------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL
                            OF THE DIRECTOR NOMINEES
-------------------------------------------------------------------------------


------------------------

(1) Mr. Panowicz also serves as Chairman of the Board of The Office Planning Group, Inc., a public company which has a class of securities registered under Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934.

(2) Includes 16,847 shares held jointly with spouse; 12,138 shares held in an IRA account for the benefit of Mr. Panowicz; 48,241 unallocated shares held by the KSOP of which Mr. Panowicz is a trustee; and 11,148 shares which could be acquired within 60 days by the exercise of stock options.

(3) Includes 33,358 shares held jointly with spouse; 2,817 shares held in an IRA account for the benefit of Mr. Wilcox; and 11,148 shares which could be acquired within 60 days by the exercise of stock options.

                      DIRECTORS WITH TERM EXPIRING IN 1999
                             (CLASS III DIRECTORS)

                                                             SHARES & PERCENTAGE OF
                                                                  COMMON STOCK
                                     PRINCIPAL OCCUPATION    BENEFICIALLY OWNED AS
          NAME, AGE AND               OF DIRECTOR DURING               OF
       TENURE AS DIRECTOR              LAST FIVE YEARS           JANUARY 1,1998
---------------------------------  ------------------------  ----------------------
E. Paul DeTray, 64                 President, DeTray's             139,743(4)
  Director since 1979                Quality Homes                   7.00%

John D. Durney, 49                 Vice President/Co- Owner,        8,859(5)
  Director since 1987                Durney Agency, Inc.             0.45%

Michael N. Murphy, 55              Washington State Deputy         14,713(6)
  Director since 1978                Auditor                         0.74%



                       DIRECTORS WITH TERM EXPIRING 2000
                              (CLASS I DIRECTORS)

                                                             SHARES & PERCENTAGE OF
                                                                  COMMON STOCK
                                     PRINCIPAL OCCUPATION    BENEFICIALLY OWNED AS
          NAME, AGE AND               OF DIRECTOR DURING               OF
       TENURE AS DIRECTOR              LAST FIVE YEARS           JANUARY 1,1998
---------------------------------  ------------------------  ----------------------
Patrick L. Martin, 59 (7)          President, Patrick's            40,115(8)
  Director since 1980                Decorating Center               2.01%

Ken F. Parsons, 52                 President & CEO; FCFG           195,148(9)
                                     Chairman, Director &            9.78%
                                     CEO; Bank & IMS

------------------------

(4) Includes 48,126 shares held jointly with spouse; 17,860 shares held by DeTray's Quality Homes; 7,507 held by the DeTray Family Partnership; 48,241 unallocated shares held by the KSOP, considered beneficially owned by Mr. DeTray as Trustee for the KSOP; and 11,148 shares which could be acquired within 60 days by the exercise of stock options.

(5) Includes 1,712 shares held in IRA accounts for the benefit of Mr. Durney; 1,377 shares owned by spouse; 115 shares held in an IRA for the benefit of Mrs. Durney; 115 shares owned by minor children; and 3,333 shares which could be acquired within 60 days by the exercise of stock options.

(6) Includes 3,333 shares which could be acquired within 60 days by the exercise of stock options.

(7) Mr. Martin also serves as director of Carpet Co-op of America, d/b/a Carpet One, and Leading Edge Marketing, both public companies which have a class of securities registered under Section 12 or subject to the requirements of
    Section 15(d) of the Securities Exchange Act of 1934.

(8) Includes 14,439 shares held jointly with spouse; 2,819 shares held in an IRA account for the Benefit of Mr. Martin; 325 shares held in IRA account for the benefit of Mr. Martin's wife; 694 shares held by Mr. Martin's mother, over which Mr. Martin has voting and dispositive power; 11,148 shares which could be acquired within 60 days by the exercise of stock options.

(9) Includes 54,519 shares held jointly with spouse; 14,427 and 1,600 held in IRA accounts for the benefit of Mr. Parsons; 665 shares representing Mr. Parsons ownership in an investment partnership; 1,011 shares held in an IRA for the benefit of Mrs. Parsons; 5,301 shares held in the KSOP for the benefit of Mr. Parsons; 48,241 unallocated shares held by the KSOP, considered beneficially owned by Mr. Parsons as trustee for the KSOP; and 69,384 shares which could be acquired within 60 days by the exercise of stock options.

        INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

    The Board of Directors of FCFG generally meets on a quarterly basis with additional meetings as necessary. There were seven (7) meetings of the Board of Directors of FCFG during 1997. All directors attended more than 75% of such meetings and of all committee meetings of which they were members.

COMMITTEES

    The Board of Directors of FCFG and the Bank have established certain standing committees, including an Executive Committee and Audit Committee. There is presently no standing Nominating Committee.

    EXECUTIVE COMMITTEE. The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. Current members of the committee are Messrs. DeTray (Chairman), Martin, Panowicz, and Parsons. There were eight (8) meetings of the Executive Committee during 1997.

    AUDIT COMMITTEE. The Audit Committee's function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company's audited financial statements, internal accounting controls, regulatory examinations and compliance with laws, regulations and corporate policy. Current members of the committee are Messrs. Panowicz (Chairman), DeTray, Murphy, and Wilcox. There were five (5) meetings of the Audit Committee during 1997.

DIRECTOR COMPENSATION

    DIRECTOR AND COMMITTEE FEES. FCFG has an established program for director compensation in which each director of FCFG receives an annual retainer fee of $2,400, a board meeting attendance fee of $350 per board meeting and a committee meeting fee of $175 per meeting. Directors of the Bank also receive an annual retainer of $2,400, a board meeting attendance fee of $350 per meeting and a committee meeting fee of $175 per meeting.

    DEFERRED COMPENSATION AGREEMENTS. In 1992, the Company entered into deferred compensation agreements with four (4) directors of FCB. The agreements allowed the directors, at their option, to defer regular monthly Board fees for five years or until retirement or termination of the agreement.

    PERFORMANCE BASED FEES. A performance based fee schedule plan was implemented in 1992 under which, in addition to the base fees, directors receive fee adjustments based on FCFG's annual performance as measured by return on assets. Directors were each paid a $1,000 performance based fee in February 1997 for 1996 performance.

    DIRECTOR STOCK OPTION PLAN. On April 19, 1994 the shareholders approved the 1994 Stock Option Plan for Non-Employee Directors ("1994 Plan") which authorized the grant of options to purchase shares of Common Stock to non-employee directors. The 1994 Plan supplements the previously approved 1989 and 1992 Stock Option Plans for Non-Employee Directors ("1989/1992 Plans"). The exercise price of the options granted under the 1994 Plan must be not less than the greater of the book value or market value at the time of grant, and options have a term of not more than ten years from the date of grant. At December 31, 1997, options to purchase 80,708 shares remained granted and unexercised under the 1994 Plan and 1989/1992 Plans.

                             EXECUTIVE COMPENSATION

SUMMARY

    The following table sets forth a summary of certain information concerning the compensation awarded to or paid by FCFG and/or the Bank for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers of FCFG and significant subsidiaries whose total compensation during the last fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                   -------------------------------------------
                              ANNUAL COMPENSATION                             AWARDS                PAYOUTS
              ---------------------------------------------------  ----------------------------  -------------
                                                      OTHER          RESTRICTED     SECURITIES
NAME AND                                             ANNUAL             STOCK       UNDERLYING       LTIP         ALL OTHER
PRINCIPAL                  SALARY      BONUS      COMPENSATION         AWARDS        OPTIONS/       PAYOUTS     COMPENSATION
POSITION        YEAR       ($)(1)       ($)            ($)               ($)        SARS(#)(2)        ($)          (3)($)
------------  ---------  ----------  ---------  -----------------  ---------------  -----------  -------------  -------------
Ken F.             1997    $163,200    $18,000             $0                 0              0             0         $9,000
Parsons            1996    $130,203    $33,789             $0                 0        100,000             0         $9,900
President,         1995    $108,933    $26,000             $0                 0              0             0         $8,844
Director &
CEO-- FCFG
Chairman,
Director &
CEO-- Bank
Chairman,
Director &
CEO-- IMS(4)

------------------------

(1) Includes salary and any fees paid as a director for participation in Board and committee meetings. Amount does not include deferred salary and director fees totaling $11,750 for 1996, or $8,100 for 1997 for Mr. Parsons.

(2) Consists of awards granted pursuant to FCFG's Employee Stock Option and Restricted Stock Award Plan.

(3) Includes amounts paid by FCFG pursuant to the Company's Employee Stock Ownership Plan with 401(k) Provisions.

(4) Information Management Systems, Inc. (IMS) is a wholly owned subsidiary of the Company.

STOCK OPTIONS

    The following table sets forth certain information concerning exercises of stock options pursuant to the FCFG's stock option plans by the named executive officers during the year ended December 31, 1997 and stock options held at year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                             NUMBER OF                   VALUE OF
                                            UNEXERCISED           UNEXERCISED OPTIONS AT
              SHARES                    OPTIONS AT YEAR END            YEAR END (1)
            ACQUIRED ON     VALUE    --------------------------  -------------------------
NAME         EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
---------  -------------  ---------  -----------  -------------  ----------  -------------
Ken F.
Parsons..         1574    $  29,261      69,384        101,005    1,040,108   $   725,623

(1) On December 31, 1997, the estimated market price of the Common Stock was $24.50. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT AGREEMENTS

    KEN F. PARSONS. On September 1, 1996, FCFG entered into an employment agreement with Mr. Parsons, President, Chief Executive Officer and Director of FCFG, and Chief Executive Officer and Director of the Bank. The agreement has an eight-year term, subject to renewal. FCFG may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Parsons, or without cause with severance benefits of between thirty-six months' and seventy-two months' salary continuation. If Mr. Parsons terminates his employment for any reason within twelve months of a change in majority control of FCFG, then the agreement provides the same severance benefits. Mr. Parsons is generally prohibited from competing with FCFG in its market area for at least twelve months following termination for any reason. The non-compete period is increased to thirty-six months following termination by FCFG without cause or by Mr. Parsons with good reason. The agreement provides that upon retirement, Mr. Parsons will receive a continuing service consulting fee based upon annual cash compensation and years of serving FCFG.

                          EMPLOYEE COMPENSATION PLANS

EXECUTIVE SUPPLEMENTAL INCOME PLAN

    In 1992, the Company adopted an Executive Supplemental Income Plan ("ESIP") covering a senior group of management personnel. The post-retirement benefit provided by the ESIP is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Additionally, the ESIP provides a pre-retirement death benefit. These benefits are funded by life insurance policies owned by the Company covering the lives of participants.

EMPLOYEE STOCK OPTION AND RESTRICTED STOCK AWARD PLAN

    In 1989, Shareholders of FCFG approved an Employee Stock Option and Restricted Stock Award Plan ("Plan"). The purpose of the Plan is to provide additional incentives to selected eligible key officers of FCFG and its subsidiaries with the intention of (i) attracting and retaining the best available personnel for positions of responsibility with the Company and its subscribers, (ii) promoting the success of the business activities of the Company, and (iii) increasing shareholder value. The incentives are in the form of options to purchase shares of Common Stock and/or restricted stock awards of Common Stock. The Company has the first right of refusal to purchase any shares issued under the Plan prior to being sold on the open market. At December 31, 1997, options covering 318,142 shares were granted and unexercised under the plan. Options for 32,764 shares for grant remain in the Plan.

    Under the terms of the Plan, the exercise price of option shares will be fair market value of the shares on the date the option is granted. All options granted in accordance with the plan are incentive options under Section 422A of the Internal Revenue Code, and are exercisable over a ten (10) year period from the date of the grant.

EMPLOYEE STOCK OWNERSHIP PLAN

    FCFG provides retirement benefits to eligible employees through an Employee Stock Ownership Plan that includes Internal Revenue Code Section 401(k) provisions (the "KSOP"). The KSOP was adopted as a 401(k) plan in 1987, and restated in 1992 to add employee stock ownership plan provisions. Eligible employees may defer up to 12% of their annual compensation in a pre-tax basis subject to certain IRS limits. The Company contributes to the Plan one-half the employees' contributions up to 3% of the employees' compensation. Profit sharing contributions to the Plan may also be made at the discretion of the Board of Directors.

    All funds in the KSOP are held in trust. The KSOP is administered by a Board of Trustees that consist of Messrs. Arneson, DeTray, Panowicz and Parsons. Investment of employee contributions to the KSOP are directed by the employee into a combination the Company's Common Stock and a number of mutual and money market funds. The investment of Company contributions to the KSOP are generally invested in shares of the Company's Common Stock, although the Trustees have the discretion to invest in such other prudent investments as deemed appropriate.

    Upon retirement or termination of employment, a participant is entitled to receive all Employer Basic Contributions, Employee Salary Reductions and Rollover Contributions. The participant will also be eligible to withdraw Employer Optional and Matching Contributions contributed by FCFG from profits, subject to a vesting schedule. A participant becomes fully vested in five years, with vesting of 20% each year after the first year of participation.

    Contributions to the KSOP for the years ended December 31, 1997 and 1996 were $320,000 and $191,000, respectively.

INCENTIVE COMPENSATION PLAN

    Incentive compensation is awarded to officers and qualified employees based on the financial performance of the Company. Awards are payable if the Company meets earnings and growth objectives and are determined as a percentage of the participant's base salary.

                         OWNERSHIP OF FCFG COMMON STOCK

    In accordance with applicable rules, the following table provides information concerning the only persons known to FCFG to have beneficial ownership as of December 31, 1997 of more than five percent of its outstanding Common Stock, and each of the named executive officers of FCFG and the President of the Bank, and all executive officers and directors as a group. The number of shares beneficially owned by each stockholder is determined according to the rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules require not only the disclosure of shares over which an individual holds sole voting and investment power, but also shares over which such individual shares voting and investment power. As a consequence, and as indicated in the footnotes below, several persons may be deemed to be the "beneficial owners" of the same shares, which in certain instances results in duplication in the numbers and percentages reported in the table.



        NAME, ADDRESS AND          NUMBER OF SHARES          PERCENT OF CLASS
        RELATIONSHIP WITH            BENEFICIALLY              BENEFICIALLY
             FCFG *                      OWNED                     OWNED
       -------------------         -----------------         -----------------
       E. Paul DeTray                   139,743(1)                   7.00%
       Director of FCFG

       Ken F. Parsons                   195,148(2)                   9.78%
       President and CEO
       of FCFG

       James F. Arneson                  59,036(3)                   0.49%
       Executive Vice
       President and CFO
       of FCFG and the
       Bank

       FCFG Employee Stock              454,867(4)                  22.80%
       Ownership Plan
       ("KSOP")

       Directors and                    630,704(5)                  31.61%
       Executive Officers
       as a group (15)

       * The address for all individuals is the same address as the Company


(FCFG) knows of no arrangements, the operation of which may at a subsequent date result in a change of control of FCFG.
------------------------

(1) Includes 48,126 shares held jointly with spouse; 17,860 shares held by DeTray's Quality Homes; 7,507 held by the DeTray Family Partnership; 48,241 unallocated shares held by the KSOP, considered beneficially owned by Mr. DeTray as Trustee for the KSOP; and 11,148 shares which could be acquired within 60 days by the exercise of stock options.

(2) Includes 54,519 shares held jointly with spouse; 14,427 and 1,600 held in IRA accounts for the benefit of Mr. Parsons; 665 shares representing Mr. Parsons ownership in an investment partnership; 1,011 shares held in an IRA for the benefit of Mrs. Parsons; 5,301 shares held in the KSOP for the benefit of Mr. Parsons; 48,241 unallocated shares held by the KSOP, considered beneficially owned by Mr. Parsons as trustee for the KSOP; and 69,384 shares which could be acquired within 60 days by the exercise of stock options.

(3) Includes 899 shares held in the KSOP for the benefit of Mr. Arneson; 48,241 unallocated shares held by the KSOP, considered beneficially owned by Mr. Arneson as trustee for the KSOP; and 9,724 shares which could be acquired within 60 days by the exercise of stock options.

(4) In addition to the 48,241 unallocated shares held by the KSOP, includes 139,743, 195,148, 91,833, and 59,036 beneficially owned by Messrs. DeTray, Parsons, Panowicz and Arneson, respectively, solely as trustees of the KSOP, over which the KSOP disclaims beneficial ownership.

(5) Includes 48,241 unallocated shares held by the KSOP which are considered beneficially owned by Messrs. DeTray, Parsons, Panowicz and Arneson. Also includes options for 201,278 shares owned by directors and management, which are exercisable within 60 days of December 31, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1997 many directors and executive officers of FCFG and the Bank and their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectability or present other unfavorable features.

STOCK PURCHASE AGREEMENT. On October 31, 1996, FCFG entered into a Stock Purchase and Sale Agreement ("Stock Purchase Agreement") with Michael A. Price, a former director of FCFG, William Hartman, a former director of the Bank, Kevin Byrne and Robert Coleman, directors of the Bank, and various other parties related to Messrs. Price, Hartman, Bryne and Coleman ("Selling Shareholders"). The terms of the agreement were unanimously approved by FCFG's Board at its meeting on the same date. Mr. Price did not participate in the Board's consideration of the Stock Purchase Agreement. The transactions contemplated by the Stock Purchase Agreement were consummated on March 7, 1997 and October 30, 1997 as described below.

Under the terms of the Stock Purchase Agreement, on March 7, 1997 FCFG purchased 122,570 shares of FCFG Common Stock held by the Selling Shareholders ("Shares") at $20.50 per share. The aggregate purchase price for the Shares was $2,512,685. Under the terms of the Stock Purchase Agreement, FCFG also agreed to purchase certain options to acquire FCFG Common Stock ("Options") owned by Messrs. Byrne and Coleman. The Options were to be acquired by FCFG in January, 1998 at an aggregate price of $1,132,940 which was determined by deducting the exercise prices applicable to the Options from the price of $22.00 per share. On April 15, 1997 the Stock Purchase Agreement was amended to require the Options to be purchased on or before October 30, 1997.

KENNETH WILCOX LOAN. In April, 1993, Mr. Kenneth Wilcox, a director of FCFG and FCB, loaned $450,000 to IMS, a wholly owned subsidiary of FCFG, for the purpose of acquiring data processing equipment to be used by IMS in its business. The term of the loan is five years, and interest is paid at a rate .75% over a prime rate (9.25% at December 31, 1997). Management of FCFG believes that the terms of the loan are at least as favorable as those that would have been received from an unaffiliated party. At December 31, 1997, the amount outstanding under this obligation was $122,035.

SETTLEMENT AGREEMENT. In August, 1997, FCFG and the Bank entered into a Settlement Agreement with Michael D. Edwards and Marieke G. Edwards. Mr. Edwards is the former President of Prairie Security Bank, Yelm, Washington, which merged with and into the Bank on February 7, 1997. Under his former Employment Agreement with the Bank, Mr. Edwards served as the Bank's President from February 7, 1997 through July 18, 1997. He also served on the Boards of Directors of FCFG and the Bank. Under the Settlement Agreement, the parties agreed to terminate Mr. Edwards' Employment Agreement with the Bank and to settle all other issues regarding Mr. Edwards' relationship with FCFG and the Bank.

Pursuant to the Settlement Agreement, the Bank paid Mr. Edwards $160,000 and agreed to make payments to Mr. Edwards, for the period from August 1, 1997 to December 31, 2001, totaling $7,141.14 per month. In addition, the Bank agreed to purchase from Mr. Edwards an aggregate of 3,949 shares of FCFG Common Stock, with such purchase to occur between February 10, 1998 and July 1, 1998. Among other things, the Settlement Agreement also provides that the deadline for the exercise of vested options to purchase shares of FCFG Common Stock held by Mr. Edwards would be extended to July 1, 1999 and that all unvested options held by Mr. Edwards would be canceled.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

FCFG has adopted procedures to assist its directors and executive officers with
Section 16(a) of the Securities Exchange Act, which includes assisting the officer or director in preparing forms for filing with the Securities Exchange Commission. Based on the review of such forms, FCFG believes that all of its executive officers and directors complied with all filing requirements applicable to them.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Knight, Vale & Gregory Inc. P.S. performed the audit of the consolidated financial statements for FCFG and its wholly owned subsidiaries, for the year ended December 31, 1997. Representatives of Knight, Vale & Gregory, Inc., P.S. are expected to be present at the annual meeting.

                                 OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's discussion and analysis of First Community Financial Group, Inc. (the Company) should be read in conjunction with the accompanying consolidated financial statements. This analysis compares 1997 results and financial position with that of 1996.

FORWARD-LOOKING INFORMATION

Statements appearing in this report which are not historical in nature, including the discussions of the effects of recent mergers and the adequacy of the Company's capital resources, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to the risks and uncertainties that may cause actual future results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Annual Report. FCFG does not undertake any obligation to publicly release any revisions to forward-looking statements contained in this Annual Report to reflect any revisions to forward-looking statements contained in this Annual Report to reflect events or circumstances after the date of this Annual Report or to reflect the occurrence of unanticipated events.

Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the region in which the Company operates, competitive products and pricing, fiscal and monetary policies of the federal government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management and asset/liability management, the financial and securities markets, and the availability of and costs associated with sources of liquidity.

PERFORMANCE OVERVIEW

In 1997 the Company achieved asset growth of 67%, or $117,973,000. First Community Bank has continued to expand its market presence through strategic acquisitions. During the year, the Company completed two acquisitions, which added a total of $90,534,000 to total assets. The balance of the year's growth, $27,439,000, was the result of further development of the Bank's customer base and the opening of a new branch in Lacey, Washington.

On February 7, 1997, the Company completed the acquisition of Prairie Security Bank ("PSB") in a business combination accounted for as a purchase. PSB was a state chartered bank headquartered in Yelm, Washington and had three branches and $47,334,000 in total assets.

On July 18, 1997 the Bank completed the acquisition of four branches from Wells Fargo Bank. The acquisition included $43,200,000 in deposits and includes branch facilities in Hoquiam, Montesano, Toledo and Winlock, Washington.

Net income in 1997 was $719,000, which was down from $1,861,000 in 1996. Return on average assets was .29% and 1.08% in 1997 and 1996, respectively. Return on average equity also declined to 2.76% from 9.30% in 1996. Basic earnings per share for 1997 were $0.38 versus $1.06 for 1996. The 1997 period includes significant charges related to the Company's merger activity. Additionally, as a result of the repurchase of stock options, which are more fully discussed in "Certain Relationships and Related Transactions", a charge of $1,133,000 to noninterest expenses was recorded.

The accompanying "Summary of Operations Analysis" is presented as a supplement to the consolidated statement of income. This table should not be viewed as a substitute for the generally accepted accounting principle-based financial statements presented elsewhere in this report. Management believes that the analysis is meaningful to understand the results and trends in operating income separately from nonrecurring transactions, noncore activities and certain provisions. There are three primary differences between the consolidated statement of income and the operating income analysis. First, the line items are presented in a slightly different order. Second, certain transactions that are nonrecurring or that are not related to what management believes is core business are not included in noninterest income and noninterest expenses in determining operating income. Finally, operating income is income before the provision for credit losses, noncore items and income taxes. The provision for credit losses is deducted from operating income as its amount is based on the analysis of the required level of the allowance for possible credit losses and can be subject to fluctuation due to the prevailing level of charge-offs. Due to the format of this presentation, the line items may not agree directly to the Consolidated Financial Statements. For detailed information on the items presented as noncore, refer to the respective discussions of "Noninterest Income" and "Noninterest Expenses".

SUMMARY OF OPERATIONS ANALYSIS

                                                                 1997        1996
                                                              ----------  ----------

(thousands)

Net interest income.........................................  $   13,121  $    9,622
Noninterest income..........................................       3,293       2,049
Noninterest expenses........................................     (13,216)     (8,606)
                                                              ----------  ----------
Operating income............................................       3,198       3,065

Provision for credit losses.................................      (1,015)       (261)

Noncore items
  Merger and integration costs..............................        (968)         --
  Asset write-down..........................................        (140)       (225)
  Repurchase of stock options...............................      (1,133)         --
  Life insurance income.....................................       1,110          --
  Officer survivor benefits.................................        (379)         --
  Other.....................................................        (187)         --
                                                              ----------  ----------
                                                                  (1,697)       (225)

Income before income taxes..................................         486       2,579
                                                              ----------  ----------
Provision for income taxes..................................         233        (718)
                                                              ----------  ----------
Net income..................................................  $      719  $    1,861
                                                              ----------  ----------
                                                              ----------  ----------

    Operating income for 1997 increased $133,000 or four percent from 1996. Highlights for the period include:

    - Net interest income increased $3,499,000, or 36%. The growth in net interest income was primarily the result of asset growth.

    - Noninterest income increased $1,244,000, or 61% over 1996. The increase reflected the growth in service charges on deposit accounts, origination of mortgage loans and other fee income.

    - Noninterest expenses increased $4,610,000, or 54%. This was the result of the costs associated with having a substantially larger branch structure in 1997, including facilities and personnel costs.

    - The higher provision for possible credit losses in 1997 reflected the impact of the integration of the loan portfolios of Prairie Security Bank in 1997 and of Northwest Community Bank, which was acquired in late-1995. These acquisitions also reflected an increase in the percentage of net charge-offs as a percentage of total loans. The ratio of nonperforming assets to total loans and foreclosed assets remained steady from 2.36% in 1996 to 2.36% in 1997.

RESULTS OF OPERATIONS

NET INTEREST INCOME

Net interest income in 1997 increased by $3,499,000, or 36%, from 1996. The net interest margin, following the general decline in rates experienced in our economy, decreased 27 basis points from 6.25% to 5.98%.

Total interest income increased by $5,882,000 over 1996 to $21,160,000. Increased volumes as a result of asset growth accounted for $6,077,000 of the increase while the growth in interest income was mitigated somewhat by the general reduction in interest rates earned. The earnings impact of the growth in average loan balances, which comprised 82% of average earning assets in 1997, far exceeded the impact of declining yields. The growth in investment securities contributed $786,000 to the increase in interest income in 1997. Of this increase, $702,000 resulted from the increased volume in securities, and $84,000 resulted from a higher yield obtained on the portfolio. The investment portfolio growth of 89% provided the opportunity to increase the average yield by diversifying into higher yielding instruments. Interest expense in 1997 increased $2,383,000 over 1996. The average volume of interest bearing deposits increased 48% during the year. This had the effect of raising interest expense by $2,539,000, however a reduction in interest rates paid during the period served to counteract the volume increases by $156,000. The effective rate paid on deposits and borrowed funds declined by 17 basis points to 4.32%.

An analysis of the change in net interest income is as follows (thousands):

                                1997 COMPARED TO 1996            1996 COMPARED TO 1995
                             INCREASE (DECREASE) DUE TO       INCREASE (DECREASE) DUE TO
                           -------------------------------  -------------------------------
                            VOLUME      RATE        NET      VOLUME      RATE        NET
                           ---------  ---------  ---------  ---------  ---------  ---------
Interest earned on:
  Loans..................  $   5,064  $    (260) $   4,804  $     943  $    (330) $     613
  Federal funds sold and
    deposits in banks....        311        (19)       292       (416)        (9)      (425)
  Investment
    securities...........        702         84        786       (165)        24       (141)
      Total interest
        income...........      6,077       (195)     5,882        362       (315)        47

Interest paid on:
  Savings, NOW and MMA...        931       (128)       803       (131)       (87)      (218)
  Time deposits..........      1,545        (10)     1,535        351        (46)       305
  Other borrowings.......         63        (18)        45        (31)        15        (16)
      Total Interest
        expense..........      2,539       (156)     2,383        189       (118)        71

      Net interest
        income...........      3,538        (39)     3,499  $     173  $    (197) $     (24)

The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

Average consolidated statements of financial position and analysis of net interest spread were as follows (dollars in thousands):

                                                                               1997                            1996
                                                                   -----------------------------   -----------------------------
                                                                             INTEREST                        INTEREST
                                                                   AVERAGE    INCOME     AVERAGE   AVERAGE    INCOME     AVERAGE
                                                                   BALANCE   (EXPENSE)    RATES    BALANCE   (EXPENSE)    RATES
                                                                   --------  ---------   -------   --------  ---------   -------
Assets
  Earning Assets:
      Loans (1)..................................................  $    179  $  18,821    10.49%   $131,185  $  14,017    10.68%
      Federal funds sold and interest bearing deposits in
        banks....................................................    15,484        836     5.40%      9,735        544     5.59%
      Investment securities......................................    24,605      1,503     6.11%     13,005        717     5.51%
  Total earning assets and interest income.......................   219,484     21,160     9.64%    153,925     15,278     9.93%
                                                                   --------  ---------             --------  ---------
  Other Assets:
      Cash and due from banks....................................    10,907                           9,150
      Bank premises and equipment................................    10,173                           7,480
      Other assets...............................................    11,725                           3,645
      Allowance for credit losses................................    (1,954)                         (1,417)
  Total Assets...................................................  $250,337                        $172,779
                                                                   --------                        --------
                                                                   --------                        --------

Liabilities and Stockholders' Equity
  Interest bearing liabilities:
      Deposits:
          Savings, NOW, and Money Market Deposits................  $ 91,220     (2,584)    2.83%   $ 58,616      1,781     3.04%
          Time deposits..........................................    93,454     (5,300)    5.67%     66,201     (3,765)    5.69%
                                                                   --------  ---------             --------  ---------
  Total interest bearing deposits................................  $184,675     (7,884)    4.27%   $124,817     (5,546)    4.44%

  Other borrowings...............................................     1,865       (155)    8.35%      1,137       (110)    9.67%
                                                                   --------  ---------             --------  ---------
  Total interest bearing liabilities and interest expense........   186,540     (8,039)    4.32%    125,954     (5,656)    4.49%
                                                                   --------  ---------             --------  ---------
  Non-interest bearing deposits..................................    35,685                          26,320
  Other liabilities..............................................     2,076                             490
  Stockholders' equity...........................................    26,036                          20,015
                                                                   --------                        --------
  Total liabilities, stockholders' equity and net interest
    income.......................................................  $250,337  $  13,121             $172,779  $   9,622
                                                                   --------  ---------             --------  ---------
                                                                   --------  ---------             --------  ---------

  Net interest income as a percentage of average earning assets:
      Interest Income............................................                 9.64%                           9.93%
      Interest Expense...........................................                 3.66%                           3.68%
                                                                             ---------                       ---------
                                                                             ---------                       ---------
  Net Interest Income............................................                 5.98%                           6.25%
                                                                             ---------                       ---------
                                                                             ---------                       ---------

(1) For purposes of these computations, non-accrual loans are included in the average loan balance outstanding. Loan fees and late charges of $1,991,000 and $1,444,000 are included in interest income in 1997 and 1996.

NON-INTEREST INCOME

Total non-interest income, excluding noncore items increased by $1,244,000 or 61% to $3,293,000 over the 1996 amount of $2,049,000. Service charges on deposit accounts increased $505,000 or 46% to $1,610,000. This rate of increase correlates with the deposit growth experienced during the year. Increased origination fees on mortgage loans of $307,000 or 69% reflects the business generated from an expanded branch network.

NONCORE NONINTEREST INCOME ITEMS

The Bank is the beneficiary of life insurance policies on certain officers in connection with the Executive Supplemental Income Plan. During the year the Bank received insurance proceeds of $1,419,000 as a result of the death of an officer. Other income of $1,110,000 was recorded as the amount of proceeds received in excess of the cash surrender value of the policy.

In connection with the acquisition of Northwest Community Bank in late 1995, the Bank is a limited partner in certain limited partnerships which own and operate low income housing projects. In accounting for these investments on the equity method as prescribed by generally accepted accounting principles, the book value of the partnerships was written down $225,000 and $140,000 in 1996 and 1997, respectively, due to operating losses in the partnerships. The remaining book value of approximately $36,000 is expected to be written down in 1998. These partnerships were intended as tax shelter vehicles to provide tax credits and tax losses in the near term in anticipation of future benefits at the time of sale of the property. First Community Financial Group does not make it a practice to invest in such partnerships and considers these to be noncore in nature.

NON-INTEREST EXPENSE

Non-interest expense excluding noncore items increased to $13,216,000 from $8,606,000 in 1996, an increase of 54%. General operating expenses increased in response to the Company's growth--a 60% growth in the number of branch offices, from 10 to 16, and asset growth of 67%. With the acquisitions came additional staffing costs, facilities costs and operational expenses associated with the combination of two entities and branch acquisitions. The ratio of non-interest expense excluding noncore items as a percent of average total assets for the year increased from 4.98% in 1996 to 5.28% in 1997.

NONCORE NONINTEREST EXPENSE ITEMS

In connection with the acquisition of Prairie Security Bank and the four Wells Fargo Bank branches, merger and integration costs of $968,000 were incurred in 1997. These costs were incurred primarily for employee severance, professional fees, costs to eliminate redundant computer systems, administrative functions and premises and equipment. Included in this amount is $207,000 of goodwill amortization from the Prairie Security Bank acquisition and $83,000 of core deposit premium amortization from the Wells Fargo Bank branch acquisition.

As more fully disclosed in this document under the section "Certain Relationships and Related Transactions", the repurchase of stock options from two former executives of Northwest Community Bank necessitated the recognition of $1,133,000 in compensation and related settlement costs.

In connection with the Bank's Executive Supplemental Income plan of which John
R. Johnson, Sr. was a participant, the Bank recognized costs for survivor benefits and related costs upon his death in the amount of $379,000.

In the course of conducting certain internal audit procedures, the Bank discovered that two long-time, trusted employees had been embezzling funds in unrelated schemes. Following an extensive investigation by the Bank, the Company's bonding company, Federal law enforcement agencies and the Company's external auditors, payment under the bond covering the amounts embezzled and certain investigation costs was received by the Bank in December 1997. The individuals involved have been dismissed by the Bank. One of the individuals has been convicted and is serving a prison sentence, and criminal charges are pending against the other individual. Costs associated with the investigation and related claim against the Company's bond are included in "other noncore items" in the table below.

                                                                           CHANGE
                                                                  ------------------------
                                              1997       1996      AMOUNT       PERCENT
                                            ---------  ---------  ---------  -------------
(Thousands)

NONINTEREST EXPENSES
Salaries and benefits.....................  $   7,551  $   4,544  $   3,007           66
Occupancy.................................        807        618        189           31
Equipment.................................      1,305        835        470           56
Other.....................................      3,553      2,609        944           36
                                                                                      --
                                            ---------  ---------  ---------
                                               13,216      8,606      4,610           54

NONCORE EXPENSE ITEMS
Merger and integration costs..............        968         --
Officer survivor benefits.................        379         --
Repurchase of stock options...............      1,133         --
Other.....................................        187         --
                                            ---------  ---------
                                                2,667         --
                                            $  15,883  $   8,606

FINANCIAL CONDITION

OVERVIEW

Consolidated total assets increased 67% to $294,474,000. This is due in large part to the Company's acquisition of Prairie Security Bank (PSB), effective February 7, 1997 and the acquisition of deposits and fixed assets of four Wells Fargo Bank branches. The total assets acquired in these transactions were $87,587,000 ($47,334,000 and $40,253,000 respectively). In addition to the acquired assets, a recognition of goodwill in the amount of $4,971,000 from the PSB acquisition and core deposit premium from the Wells Fargo branch acquisition in the amount of $2,913,000, is included in the December 31, 1997 total assets. Total assets, excluding those added due to acquisition, still experienced a 13% growth over the level at December 31, 1996.

Total deposit growth in 1997 amounted to $109,687,000, increasing deposits to $263,121,000, up 71% from $153,434,000 at December 31, 1996. The acquisition of
Prairie Security Bank accounted for $40,176,000 of the increase while the Wells Fargo branch acquisition provided $43,200,000. The total deposit increase, net of those added by acquisition, represents a 17% increase.

Loan balances in aggregate, net of loan loss reserve, increased by $67,105,000, or 52%, to $197,043,000. The Prairie Security Bank transaction provided a net increase of $36,923,000. Excluding this acquisition related increase, loan balances increased $30,182,000 or 23%. The loan to deposit ratio has decreased during the year from 85% to 74%. This decrease is directly the result of the influx of deposits from the Wells Fargo branch acquisition. The loan to deposit ratio is expected to rise over time to previously experienced levels as the opportunity to loan the acquired deposits persists.

INVESTMENTS

The Company's investment portfolio increased 298% to $42,617,000. The significant increase in these assets is primarily related to the Wells Fargo branch acquisition. While this acquisition provided deposits, no loans were included in the purchase. These funds have been placed into marketable securities to provide current income, and liquidity. Included in the portfolio are securities classified as "held-to-maturity", which are recorded at an amortized cost of $959,000, as well as securities classified as "available-for-sale", which are recorded at their fair value of $41,658,000. Because the available-for-sale portfolio is required to be carried at fair value, its carrying value fluctuates with changes in market factors, primarily interest rates.

The carrying amount of securities and the approximate fair values were as follows (dollars in thousands):

                                                      GROSS        GROSS      ESTIMATED
                                       AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                         COST         GAINS       LOSSES        VALUE
                                      -----------  -----------  -----------  -----------
Available-for-Sale Securities

December 31, 1997
    Equity securities...............   $   2,709    $      --    $      --    $   2,709
    U.S. Government and agency
      securities....................      22,042           98           26       22,114
    Corporate securities............       4,657            4            2        4,659
    Mortgage backed securities......       8,649            8           32        8,625
    State and municipal
      securities....................       3,498           54            1        3,551
                                       $  41,555    $     164    $      61    $  41,658

December 31, 1996
    Equity securities...............   $   2,053    $      --    $      --    $   2,053
    U.S. Government and agency
      securities....................       3,557            6           27        3,536
    Corporate securities............         855           --            1          854
    Mortgage backed securities......         745           --           11          734
    State and municipal
      securities....................         323           13           --          336
                                       $   7,533    $      19    $      39    $   7,513

Held-to-Maturity Securities

December 31, 1997
    State and municipal
      securities....................   $     959    $      67    $       2    $   1,024
                                       $     959    $      67    $       2    $   1,024

December 31, 1996
    U.S. Government and agency
      securities....................   $   1,251    $       4    $      --    $   1,255
    Corporate securities............         251           --           --          251
    State and municipal
      securities....................       1,680           69            6        1,743
                                       $   3,182    $      73    $       6    $   3,249

The stated maturities of debt securities were as follows (dollars in thousands):

                                                                HELD-TO-MATURITY SECURITIES       AVAILABLE-FOR-SALE SECURITIES
                                                              --------------------------------   --------------------------------
                                                                          ESTIMATED   WEIGHTED               ESTIMATED   WEIGHTED
                                                              AMORTIZED     FAIR      AVERAGE    AMORTIZED     FAIR      AVERAGE
                                                                COST        VALUE      YIELD       COST        VALUE      YIELD
                                                              ---------   ---------   --------   ---------   ---------   --------
Due in one year or less.....................................    $261       $  265        4.71%    $ 6,131     $ 6,127     5.77%
Due after one year through five years.......................     170          182        5.41%      9,710       9,723     6.16%
Due after five years through ten years......................     528          577        5.72%     11,804      11,903     6.92%
Due after 10 years..........................................      --           --           --     11,201      11,196     6.49%
                                                                $959       $1,024                 $38,846     $38,949

Mortgage backed securities are allocated based on their anticipated principal repayment.

LOANS

Loan balances increased by 49% to $194,861,000 from $130,632,000 in 1996. This increase was the result of $36,923,000 from Prairie Security Bank and $27,306,000 generated through the banks expanded branch network.

During 1997 the loan to deposit ratio decreased to 74% from 85% in 1996. This is a result of the acquisition of a large increase in deposit balance without a corresponding increase in loan balances. The Wells Fargo Bank branch purchases provided $43,200,000 in deposits with no loan portfolio. As these funds continue to be lent, this ratio is expected to return to historical levels which will result in a corresponding increase in net interest income.

The composition of the loan portfolio was as follows at December 31 (dollars in thousands):

                                        1997        % OF        1996        % OF
                                     PORTFOLIO   PORTFOLIO   PORTFOLIO   PORTFOLIO
                                     ----------  ----------  ----------  ----------
  Commercial.......................  $   36,995      19.0 %  $   27,353      20.9 %
  Real estate construction.........      24,423      12.5 %      14,071      10.8 %
  Real estate mortgage.............     124,954      64.1 %      83,242      63.7 %
  Consumer.........................       8,489       4.4 %       5,966       4.6 %

                                     $  194,861     100.00%  $  130,632     100.00%

The Bank's loan portfolio is concentrated in real estate secured loans, which comprise 76.7% of the portfolio in 1997. This percentage increased from 74.5% in 1996.

The following table shows the maturity analysis of commercial and real estate construction loans outstanding as of December 31, 1997 (dollars in thousands):

                                                    AFTER ONE
                                         WITHIN    BUT WITHIN      AFTER
                                        ONE YEAR   FIVE YEARS   FIVE YEARS     TOTAL
                                        ---------  -----------  -----------  ---------
Commercial............................  $  17,607   $  13,714    $   5,674   $  36,995
Real estate construction..............     20,203       3,741          479      24,423

                                        $  37,810   $  17,455    $   6,153   $  61,418

Of these loans maturing after one year, $14,073,000 have predetermined, or fixed interest rates and $9,535,000 have floating or adjustable interest rates.

DEPOSITS

Total deposits increased by $109,687,000, or 71% over 1996 to $263,121,000. The relative proportion of the demand deposits and savings accounts increased by 5 percentage points, while the percentage of time deposits to total deposits declined by a like amount. Since the average cost of time deposit accounts is 289 basis points higher than interest bearing demand accounts, this shift in deposit mix serves to decrease the Bank's cost of funds.

The Bank's deposits at December 31 are summarized as follows (dollars in thousands):

                                               1997                                1996
                                ----------------------------------  ----------------------------------
                                  AMOUNT      PERCENT      RATE       AMOUNT      PERCENT      RATE
                                ----------  -----------  ---------  ----------  -----------  ---------
Demand Deposits...............  $   43,245        16.4              $   24,719        16.1
Interest bearing demand.......      85,740        32.6       2.78%      42,541        27.7       3.09%
Savings Accounts..............      26,743        10.2       2.92%      16,235        10.6       2.91%
Other time deposits...........     107,393        40.8       5.67%      69,939        45.6       5.69%
    TOTAL.....................  $  263,121       100.0              $  153,434       100.0

Certificates of deposit at December 31, 1997 are scheduled to mature as follows (dollars in thousands):

                                                   UNDER      $100,000
                                                  $100,000    AND OVER     TOTAL
                                                 ----------  ----------  ----------
0-90 days......................................     $19,665  $    6,233  $   25,898
91-180 days....................................      16,914       4,028      20,942
181-365 days...................................      41,571      10,836      52,407
Over 1 year....................................       6,898       1,248       8,146

                                                    $85,048  $   22,345  $  107,393

ASSET QUALITY

Nonperforming assets consist of loans on which interest is no longer accrued, accruing loans past due 90 days or more and foreclosed real estate and other assets. Total nonperforming assets increased 65% from $4,216,000 at December 31, 1996 to $6,937,000 at year-end 1997. The largest component of this increase was in nonaccrual loans, of which approximately 65% of the $2,483,000 increase resulted from loans acquired from PSB early in 1997 and from NCB late in 1995. Liquidation plans are in place for these loans, most of which will include foreclosure followed by a subsequent sale of the subject collateral. Any anticipated losses on these loans have been fully reserved for in the allowance for credit losses.

Foreclosed real estate is carried at the lower of the Bank's cost or the estimated net realizable value upon sale. The balance of foreclosed real estate increased $1,042,000 during the year. Of this increase, $477,000 was the result of several residential real estate construction loans made by PSB prior to the merger on properties located outside of PSB's or the Bank's market areas. Construction of these projects is being completed and the properties are being actively marketed. Of the total foreclosed real estate balance of $2,105,000, properties with a carrying value of $1,412,000, or 67% of the total have been sold and are pending closing as of the filing of this report.

Nonperforming assets were as follows at December 31 (dollars in thousands):

                                                                     1997       1996
                                                                   ---------  ---------
Non-accrual loans................................................  $   4,381  $   1,898
Accruing loans past due 90 days or more..........................        319      1,238
Foreclosed real estate...........................................      2,105      1,063
Other assets.....................................................        132         17
                                                                   $   6,937  $   4,216

The gross interest income that would have been recorded in 1997 if the loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the period amounts to $330,000. No interest income on those loans was included in net income for 1997.

The Company is not aware of any loans continuing to accrue interest at December 31, 1997 that represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or represent material credits about which management is aware of any information which would raise serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses reflects management's current estimate of the amount required to absorb losses on existing loans and commitments to extend credit, as well as an additional amount to provide a supplementary margin of safety. Determination of the appropriate level of the allowance is based on an analysis of various factors including historical loss experience based on volumes and types of loans; volumes and trends in delinquencies and non-accrual loans; trends in portfolio volume; results of internal and independent external credit reviews; and anticipated economic conditions. The loss factors used in the analysis represent amounts substantially in excess of the Bank's actual loss experience, and are used to provide an additional margin of safety. An analysis of the adequacy of the allowance is subject to quarterly review by the Board of Directors. Based on this analysis, management considers the allowance for credit losses to be adequate.

Transactions in the allowance for credit losses for the years ended December 31, 1997 and 1996 are as follows (dollars in thousands):

                                                                     1997       1996
                                                                   ---------  ---------
Balance at beginning of year.....................................  $   1,420  $   1,376

Provision charged to non-interest expense........................      1,015        261
Transfer from Prairie Security Bank..............................        469         --

Losses charged to allowance
  Commercial.....................................................        627         34
  Real Estate Mortgage...........................................         69        116
  Consumer.......................................................        111         77
                                                                        (807)      (227)

Recoveries credited to allowance.................................         25         10
  Net charge-offs................................................       (782)      (217)

Balance at end of year...........................................  $   2,122  $   1,420
  Ratio of net charge-offs to Average Loans Outstanding..........        .44%       .17%

The balance of loans charged off increased from $207,000 in 1996 to $807,000 in 1997. Of the loans charged off in 1997, $278,000 resulted from several loans acquired from PSB and NCB, and $282,000 resulted from one loan which involved a customer's misapplication of proceeds from the Bank's purchase of accounts receivable. As a result of the increased level of charge offs and non-performing loans, as well as the growth in the loan portfolio, the provision for credit losses increased from $261,000 in 1996 to $1,015,000 in 1997.

In May 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and in October 1996, issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition Disclosures, an amendment to SFAS No. 114". The Company measures impaired loans based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair market value of the collateral if the loan is collateral dependent. The Company excludes loans that are currently measured at fair value or at lower of cost or fair value, and certain large groups of smaller balance homogeneous loans that are collectively measured for impairment. At December 31, 1997 and 1996, the Company's recorded investment in certain loans that were considered to be impaired was $4,381,000 and $1,898,000, respectively, all of which was classified as nonperforming. Of these impaired loans, $992,000 and $1,493,000 had a related valuation allowance of $139,000 and $132,000. No allocation of the allowance for credit losses was considered necessary for the remaining impaired loans. The balance of the allowance for credit losses in excess of these specific reserves is available to absorb losses from all loans.

It is the Company's policy charge-off any loan or portion of a loan that is deemed uncollectible in the ordinary course of business. The entire allowance for credit losses is available to absorb such charge-offs. The Company has history to draw from regarding loan losses and therefore allocates its allowance for credit losses primarily on the basis of historical occurrence. Based on certain characteristics of the portfolio, losses can be anticipated for major loan categories.

In the following table, the allowance for possible credit losses at December 31, 1997 and 1996 has been allocated among major loan categories based on a number of factors including quality, volume, economic outlook and other business considerations (dollars in thousands):

                                                 1997                      1996
                                       ------------------------  ------------------------
                                                    % OF TOTAL                % OF TOTAL
                                        ALLOWANCE      LOANS      ALLOWANCE      LOANS
                                       -----------  -----------  -----------  -----------
Commercial Loans.....................   $     678        19.0%    $     412        20.9%
Real Estate Loans....................       1,200        76.6%          887        74.5%
Consumer Loans.......................         244         4.4%          121         4.6%
    TOTAL ALLOWANCE..................   $   2,122       100.0%    $   1,420       100.0%

LIQUIDITY AND RATE SENSITIVITY

The Company's assets and liabilities are managed to maximize long-term shareholder returns by optimizing net interest income within the constraints of maintaining high credit quality, conservative interest rate risk disciplines and prudent levels of liquidity. The Asset/Liability Committee meets regularly to monitor the composition of the balance sheet, to assess current and projected interest rate trends, and to formulate strategies consistent with established objectives for liquidity, interest rate risk and capital adequacy.

Liquidity management involves the ability to meet cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Liquidity is generated from both internal and external sources. Internal sources are those assets that can be converted to cash with little or no risk of loss. These include overnight investments in federal funds sold and investment securities, particularly those of shorter maturity, and are the principal source of asset liquidity. At December 31, 1997, cash, deposits in banks, Federal funds sold and securities available for sale totaled $69,926,000. External sources refer to the ability to attract new liabilities and capital. They include increasing savings and demand deposits, federal funds purchased, and the issuance of capital and debt securities. At December 31, 1997, overnight and federal funds borrowing lines of credit totaled $17,724,000 and was used sparingly during 1997. Usage of this facility was almost exclusively in the months prior to the Wells Fargo branch acquisition when the large inflow of deposits was realized. The Bank also has preestablished term borrowing lines available with the Federal Home Loan Bank of approximately $14,724,000. This credit facility has remained unused in 1997.

Management believes the Bank's liquidity position at December 31, 1997, was adequate to meet its short term funding requirements.

Interest rate sensitivity is closely related to liquidity, as each is directly affected by the maturity of assets and liabilities. The Company's net interest margin is affected by changes in the level of market interest rates. Management's objectives are to monitor and control interest rate risk and ensure predictable and consistent growth in net interest income.

Management considers any asset or liability which matures, or is subject to repricing within one year to be interest sensitive, although continual monitoring is performed for other time intervals as well. The difference between interest sensitive assets and liabilities for a defined period of time is known as the interest sensitivity "gap", and may be either positive or negative. If positive, more assets reprice before liabilities. If negative, the reverse is true. Gap analysis provides a general measure of interest rate risk but does not address complexities such as prepayment risk, interest rate floors and ceilings imposed on financial instruments, interest rate dynamics and customers' response to interest rate changes. Currently the Banks' interest sensitivity gap is negative within one year. Assuming that general market interest rate changes affected the repricing of assets and liabilities in equal magnitudes, this indicates that the effects of rising interest rates on the Company would be a decrease in the net interest margin, whereas falling interest rates would cause a corresponding increase in the margin.

                           INTEREST RATE GAP ANALYSIS
                               DECEMBER 31, 1997

                                                  AFTER ONE
                                       WITHIN    BUT WITHIN     AFTER
                                      ONE YEAR   FIVE YEARS   FIVE YEARS    TOTAL
                                     ----------  -----------  ----------  ----------
(dollars in thousands)

Loans..............................  $   98,539   $  81,091   $   15,154  $  194,784
Securities:
  Available for sale...............       6,131       9,710       23,005      38,846
  Held to maturity.................         261         170          528         959
Interest bearing deposits with
  banks............................       5,648          --           --       5,648
Federal funds sold.................      11,000          --           --      11,000
  Total Earning Assets.............     121,579      90,971       38,687     251,237

Deposits:
  Savings, NOW and money market....      12,483          --           --     112,483
  Time certificates of deposit.....      99,127       8,266           --     107,393
Long-term borrowings...............       3,818          --           --       3,818
  Total Interest Bearing
    Liabilities....................     215,428       8,266           --     223,694

  Net Interest Rate Sensitivity
    Gap............................  $  (93,849)  $  82,705   $   38,687  $   27,543

CAPITAL

Consolidated capital of FCFG increased $5,246,000 in aggregate during 1997. In addition to net earnings of $719,000, significant changes to capital included the effects of the purchase of Prairie Security Bank, which increased capital by $7,469,000, and the repurchase of certain shares of the Company. As more fully described in this document under the heading "Certain Relationships and Related Transactions", 122,570 shares of stock were repurchased by the Company at a cost of $2,512,000, which reduced capital by this amount.

There are regulatory constraints placed upon capital adequacy, and it is necessary to maintain an appropriate ratio between capital and assets. Regulations require banks and holding companies to maintain a minimum "leverage" ratio (primary capital ratio) of total assets. For the most highly rated holding companies this ratio must be at least 3%, and for others it must be 4 to 5%. At December 31, 1997, the Company's leverage ratio was 6.58%, compared to 11.96% at year-end 1996. This decrease is due to the effects of the use of purchase accounting in the acquisition of PSB and the Wells Fargo branches. For regulatory purposes, the associated goodwill and core deposit premium is treated as a reduction of capital. In addition, holding companies are required to meet minimum risk-based capital guidelines under which risk percentages are assigned to various categories of assets and off-balance-sheet items to calculate a risk-adjusted capital ratio. Tier I capital generally consists of common stockholders' equity, less goodwill and other intangible assets, while Tier II capital includes the allowance for possible loan losses, subject to 1.25% limitation of risk-adjusted assets. The rules require Tier II capital of 4% of risk-adjusted assets and total capital (combined Tier I and Tier II) of 8%. At December 31, 1997, the Tier I capital ratio was 8.30%, and total capital was 9.22%.The similar ratios at December 31, 1996 were a Tier I capital ratio of 14.78% and a total capital ratio of 15.77%.

The following table sets forth certain operating and capital ratios for the Company at December 31:

                                               1997       1996
                                             ---------  ---------
Return on Average Assets...................       .29%      1.08%
Return on Average Equity...................      2.76%      9.30%
Average Equity to Average Assets Ratio.....     10.40%     11.58%

No cash dividends were paid in 1997 or 1996.

FUTURE OUTLOOK

The following statements are forward-looking and should be read in conjunction with information contained in the section entitled "Forward-looking Information".

Because of the rapid growth experienced in 1997, the Bank has surpassed its current growth objectives and now has a physical presence in four counties through a network of 16 branches. As detailed in this report, this growth came at significant cost. Management's direction is now focused on the full integration of recent acquisitions and achieving the associated economies and improvement in earnings. Due to this focus on earnings, the growth of the Bank's assets is expected to be significantly less than that experienced in 1997. Although the Company is not actively seeking additional acquisition candidates, any such opportunities will be evaluated as they arise.

In order to continue to utilize the funds received in the Wells Fargo branch acquisition, the Bank will focus on increasing the size of the loan portfolio, while following prudent underwriting standards. Since it is expected that a higher proportion of the Bank's earning assets will shift to loans which produce significantly higher yields than other investments, interest income is expected to increase. However, because interest rates going into 1998 are at historically low levels, the Company expects the average yield on the loan portfolio to decline somewhat in 1998. The quality of the existing portfolio is expected to improve as collection and liquidation plans are implemented for problem assets.

Based on changes in the Bank's branch network during 1997, certain branches are being evaluated to determine if those customers can be served more effectively and efficiently at other locations. Surplus properties which resulted from branch consolidations and acquisitions are being sold.

Except for income from life insurance proceeds received in 1997, noninterest income is expected to increase in 1998 due to higher levels of mortgage lending resulting from the current low home mortgage rates. Service charge and related income is also expected to increase over 1997, as a significant portion of the Bank's deposit customers were gained in mid-1997 and were not with the bank for all of the year.

Total noninterest expenses are expected to decrease from 1997 levels due to the high level of noncore items in 1997. However, because of the 60% growth in the number of branch locations in 1997, and that the costs associated with these locations were not incurred for all of 1997, personnel and facility costs are expected to increase in 1998.

YEAR 2000 ISSUES

The Company uses various automated systems and software programs to provide banking products and services to its customers and to support the administration of the Company. Many existing computer programs use only two digits to identify a year and were not designed in consideration of functioning after the year 2000. If not corrected, these systems could fail or create erroneous results. The Year 2000 issue affects virtually all companies and organizations that use automated systems, or have business relations with those that do.

The Company has undertaken to ensure that its data processing, communications and other systems will not be adversely impacted by the year 2000 issue. The project has been divided into five phases: Awareness, Assessment, Renovation, Validation and Implementation.

The Company has completed the awareness phase, wherein the potential impacts of the issue on the Company are identified. This includes identifying all software and hardware systems as well as potential effects on the Bank's customers and vendors. The assessment phase of the project has also been completed, wherein each potential impact has been evaluated as to its risk, and an assessment has been made as to the course of corrective action to be taken. Contingency plans are also developed in this phase. The renovation and validation phases are currently underway for various systems, and the Company expects to be completed with the project prior to year-end 1999.

Since the Bank's data processing systems were not developed by the Company, but were purchased from large reputable vendors in the financial services industry, the cost to the Company of year 2000 compliance is not expected to be material. Because the software used by the Bank is covered under software maintenance agreements, the cost of reprogramming is borne by the vendors.

The Bank is also evaluating its current customer base to make an assessment of the risk of the year 2000 issue on their ability to repay loans. The Bank will develop risk mitigation plans for those customers who are assessed to have a high level of year 2000 risk. For new loans, assessment of year 2000 risk is included in underwriting considerations.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders of FCFG scheduled to be held May, 1999, must be received for inclusion in the Proxy Statement and form of Proxy relating to that meeting by December 2, 1998.

                                             By Order of the Board of Directors



                                             James F. Arneson
                                             Secretary

Lacey, Washington
April 13, 1998



-------------------------------------------------------------------------------
IMPORTANT: An affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting is required to approve Item 1. The prompt return of proxies will save FCFG the expense of further requests for proxies, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. If you do attend the meeting, you may then withdraw your Proxy. Any person giving a Proxy may revoke it prior to its exercise.
-------------------------------------------------------------------------------

                                                                           First

                                                                       Community

                                                                       Financial

                                                                           Group

                                                                            Inc.

                                                                             and

                                                                    Subsidiaries


                                                                    CONSOLIDATED

                                                                       FINANCIAL

                                                                          REPORT


                                                                     December 31

                                                                            1997

CONTENTS

Independent Auditors' Report...........................          F-1

Consolidated Financial Statements

Consolidated Balance Sheets............................          F-2

Consolidated Statements of Income......................          F-3

Consolidated Statements of Stockholders' Equity........          F-4

Consolidated Statements of Cash Flows..................    F-5 - F-6

Notes to Consolidated Financial Statements.............   F-7 - F-28

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
First Community Financial Group, Inc.
Lacey, Washington


We have audited the accompanying consolidated balance sheets of First Community Financial Group, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Community Financial Group, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.




KNIGHT, VALE & GREGORY, INC., P.S.
January 30, 1998
Tacoma, Washington

CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996

                                                                 1997        1996
                                                              ----------  ----------

Assets

  Cash and due from banks...................................  $   11,620  $    8,467
  Interest bearing deposits in banks........................       5,648      10,141
  Federal funds sold........................................      11,000       4,000
  Securities available for sale.............................      41,658       7,513
  Securities held to maturity (fair value 1997-$1,024,
    1996-$3,249)............................................         959       3,182
  Loans held for sale.......................................       4,304         726

  Loans.....................................................     194,861     130,632
  Allowance for credit losses...............................      (2,122)     (1,420)
  Net loans.................................................     192,739     129,212

  Premises and equipment....................................      10,683       7,593
  Foreclosed real estate....................................       2,105       1,063
  Accrued interest receivable...............................       1,491         834
  Cash value of life insurance..............................       3,159       2,088
  Goodwill..................................................       7,884          --
  Other assets..............................................       1,224       1,682

  Total assets..............................................  $  294,474  $  176,501


Liabilities

  Deposits:
    Demand..................................................  $   43,245  $   24,719
    Savings and interest-bearing demand.....................     112,483      58,776
    Time....................................................     107,393      69,939
  Total deposits............................................     263,121     153,434

  Long-term debt............................................       3,818       1,294
  Accrued interest payable..................................         403         229
  Other liabilities.........................................         967         625

  Total liabilities.........................................     268,309     155,582

Commitments and Contingent Liabilities                                --          --

Stockholders' Equity

  Preferred stock (no par value); 200,000 shares authorized,
    none issued.............................................          --          --
  Common stock (par value $2.50); 10,000,000 shares
    authorized, shares issued: 1,995,426 in 1997 and
    1,698,505 in 1996.......................................       4,988       4,246
  Surplus...................................................      20,459      13,745
  Retained earnings.........................................       1,596       3,186
  Net unrealized gain (loss) on securities available for
    sale, net of tax of $35 and ($7)........................          68         (13)
  Unearned KSOP shares......................................        (946)       (245)
  Total stockholders' equity................................      26,165      20,919

  Total liabilities and stockholders' equity................  $  294,474  $  176,501


                See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1997 and 1996

                                                                  1997       1996
                                                                ---------  ---------

Interest Income

  Loans.......................................................  $  18,821  $  14,017
  Federal funds sold and deposits in banks....................        836        544
  Investment securities:
      Taxable.................................................      1,339        579
      Non-taxable.............................................        164        138
  Total interest income.......................................     21,160     15,278

Interest Expense
  Deposits....................................................      7,884      5,546
  Other.......................................................        155        110
  Total interest expense......................................      8,039      5,656

  Net interest income.........................................     13,121      9,622

Provision for Credit Losses...................................      1,015        261

  Net interest income after provision for credit losses.......     12,106      9,361

Non-Interest Income
  Service charges on deposit accounts.........................      1,610      1,105
  Origination fees and gains on sales of loans................        750        443
  Life insurance proceeds.....................................      1,110         --
  Other operating income......................................        793        276
  Total non-interest income...................................      4,263      1,824

Non-Interest Expenses
  Salaries....................................................      5,590      3,751
  Employee benefits...........................................      1,961        793
  Occupancy...................................................        807        618
  Equipment...................................................      1,305        835
  Repurchase of stock options.................................      1,133         --
  Other non-interest expense..................................      5,087      2,609
  Total non-interest expenses.................................     15,883      8,606

  Operating income before income taxes........................        486      2,579

Income Tax (Benefit)..........................................       (233)       718

  Net income..................................................  $     719  $   1,861

Earnings Per Share Data
  Basic earnings per share....................................  $     .38  $    1.06
  Diluted earnings per share..................................        .36        .98


                See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(DOLLARS IN THOUSANDS)

First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1997 and 1996

                                                                                       NET UNREALIZED
                                                                                        GAIN (LOSS)       GUARANTEED
                                                         COMMON           RETAINED     ON SECURITIES         KSOP
                                                         STOCK   SURPLUS  EARNINGS   AVAILABLE FOR SALE   OBLIGATION    TOTAL
                                                         ------  -------  --------   ------------------   ----------   -------
Balance, December 31, 1995.............................  $4,031  $12,311  $ 2,940           ($42)           $  --      $19,240

Net income.............................................     --        --    1,861             --               --        1,861

Stock options exercised................................     14        31       --             --               --           45

5% stock dividend......................................    201     1,584   (1,796)            --               --          (11)

Transfer to retained earnings..........................     --      (181)     181             --               --           --

Valuation adjustments, net of tax......................     --        --       --             29               --           29

Net increase in guaranteed KSOP obligation.............     --        --       --             --             (245)        (245)

    Balance, December 31, 1996.........................  4,246    13,745    3,186            (13)            (245)      20,919

Net income.............................................     --        --      719             --               --          719

Stock options exercised................................     44       159       --             --               --          203

5% stock dividend......................................    234     2,062   (2,309)            --               --          (13)

Stock repurchased......................................   (306 )  (2,206)      --             --               --       (2,512)

Valuation adjustments, net of tax......................     --        --       --             81               --           81

Stock issued for purchase of Prairie Security Bank.....    770     6,699       --             --               --        7,469

Net increase in guaranteed KSOP obligation.............     --        --       --             --             (701)        (701)

    Balance, December 31, 1997.........................  $4,988  $20,459  $ 1,596           $ 68            ($946)     $26,165

                See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)

First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1997 and 1996

                                                                 1997        1996
                                                              ----------  ----------
Cash Flows from Operating Activities
  Net income................................................  $      719  $    1,861
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
      Provision for credit losses...........................       1,015         261
      Depreciation and amortization.........................       1,231         772
      Deferred income taxes.................................        (225)         16
      Stock dividends received..............................        (110)        (81)
      Amortization of goodwill..............................         290          --
      Life insurance proceeds...............................       1,419          --
      Origination of loans held for sale....................     (38,029)    (18,966)
      Proceeds from sales of loans held for sale............      34,451      19,718
      (Increase) decrease in cash value of life insurance...          60        (438)
      Gain on sale of foreclosed real estate................         (11)        (41)
      (Increase) decrease in accrued interest receivable....        (657)        151
      Increase (decrease) in accrued interest payable.......         174        (112)
      Other--net............................................        (675)       (231)
  Net cash provided by (used in) operating activities.......        (348)      2,910

Cash Flows from Investing Activities
  Net (increase) decrease in interest bearing deposits in
    other banks.............................................       5,217      (1,250)
  Net (increase) decrease in Federal funds sold.............      (7,000)      1,841
  Purchases of securities available for sale................     (44,652)     (2,360)
  Proceeds from maturities of securities held to maturity...       2,220       4,045
  Proceeds from maturities of securities available for
    sale....................................................      15,164       2,093
  Net increase in loans.....................................     (28,795)     (5,910)
  Proceeds from sales of foreclosed assets..................         258         572
  Additions to premises and equipment.......................      (2,324)       (575)
  Purchase of Prairie Security Bank, net of cash acquired...        (880)         --
  Deposit premium paid on branches purchased................      (2,997)         --
  Other--net................................................         293          33
  Net cash used in investing activities.....................     (63,496)     (1,511)

Cash Flows from Financing Activities
  Net increase (decrease) in deposits.......................      68,842      (2,737)
  Proceeds from exercise of stock options...................         203          45
  Proceeds from issuance of long-term debt..................       2,750          --
  Repayment of long-term debt...............................      (2,170)       (188)
  Repurchase of common stock................................      (2,512)         --
  Payment for fractional shares.............................         (13)        (11)
  Other.....................................................        (103)         --
  Net cash provided by (used in) financing activities.......      66,997      (2,891)

  Net change in cash and due from banks.....................       3,153      (1,492)

Cash and Due from Banks
  Beginning of year.........................................       8,467       9,959

  End of year...............................................  $   11,620  $    8,467


(continued)

                See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(concluded)(DOLLARS IN THOUSANDS)

First Community Financial Group, Inc. and Subsidiaries
Years Ended December 31, 1997 and 1996



                                                                 1997        1996
                                                              ----------  ----------
Supplemental Disclosures of Cash Flow Information
  Cash payments for:
      Interest..............................................  $    7,865  $    5,768
      Income taxes..........................................         320         805

  Supplemental Disclosures of Non-Cash Investing and
    Financing Activities
  Foreclosed real estate acquired in settlement of loans....  $    1,222  $    1,708
  Fair value adjustment of securities available for sale,
    net.....................................................          81          29
  Excess of cost over net assets acquired of Prairie
    Security Bank...........................................      (5,177)         --
  Net increase in guarantee of KSOP obligation..............         701         245
  Common stock issued for purchase of Prairie Security
    Bank....................................................       7,469          --
  Stock dividends...........................................       2,296       1,785

                See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

First Community Financial Group, Inc. (the Company) provides commercial banking services in Washington State through 16 branches concentrated in and around Thurston, Grays Harbor, Pierce and Lewis Counties. Additionally, the Company provides real estate mortgage lending services and the sale of non-deposit investment products through its branch network. The Company's primary source of revenue is providing loans to customers who are predominately small and middle-market businesses and middle-income individuals.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, First Community Bank of Washington (FCB) and Information Management Systems, Inc. (IMS). FCB is referred to as "the Bank". FCB Financial Services, Inc., a wholly owned subsidiary of FCB, is also included in the consolidated financial statements. All significant intercompany transactions and balances have been eliminated.

FINANCIAL STATEMENT PRESENTATION

The financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Certain prior year amounts have been reclassified to conform to 1997 presentation.

SECURITIES AVAILABLE FOR SALE

Securities available for sale consist of debt securities, which may be sold to implement the Company's asset/liability management strategies, and in response to changes in interest rates and similar factors, and certain equity securities. Securities available for sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

SECURITIES HELD TO MATURITY

Debt securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income over the period to maturity.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS HELD FOR SALE

Mortgage and government guaranteed loans originated for sale in the secondary market are carried at the lower of cost or estimated market value. Net unrealized losses are recognized through a valuation allowance established by charges to income.

LOANS

Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is accrued daily based on the principal amount outstanding.

Generally the accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal income.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. The allowance is based on management's periodic evaluation of potential losses in the loan portfolio after consideration of historical loss experience, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, economic conditions, the results of examination of individual loans, the evaluation of the overall portfolio by senior credit personnel and federal and state regulatory agencies, and other risks inherent in the portfolio. This evaluation requires the use of current estimates, which may vary from the ultimate collectibility experienced in the future. The estimates used are reviewed periodically, and, as adjustments become necessary, they are charged to operations in the period in which they become known.

When management determines it is possible that a borrower will be unable to repay all amounts due according to the terms of the loan agreement, including scheduled interest payments, the loan is considered impaired. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, when the primary source of repayment is provided by real estate collateral, at the fair value of the collateral less estimated selling costs. The amount of impairment and any subsequent charges are recorded through the provision for credit losses as an adjustment to the allowance for credit losses.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation, which is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is less. Gains or losses on dispositions are reflected in earnings.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL

Goodwill represents costs in excess of net assets acquired (see Note 2), which is amortized on a straight-line basis over a period of 15 to 25 years. The Company periodically evaluates goodwill for impairment.

FORECLOSED REAL ESTATE

Real estate properties acquired through, or in lieu of, foreclosure are to be sold and are initially recorded at the fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to foreclosed real estate is charged to the allowance for credit losses. Properties are evaluated regularly to ensure that the recorded amounts are supported by their current fair values, and that valuation allowances to reduce the carrying amounts to fair value less estimated costs to dispose are recorded as necessary. Additions to or reductions from valuation allowances are recorded in income.

INCOME TAXES

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Subsidiaries provide for tax on a separate company basis and remit to the Company amounts currently due.

STOCK-BASED COMPENSATION

The Company accounts for stock-based awards to employees and directors using the intrinsic value method, in accordance with APB No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been recognized in the financial statements for employee and director stock arrangements. However, the required pro forma disclosures have been provided in accordance with SFAS No. 123, Accounting for Stock-Based Compensation.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The following method and assumptions were used by the Company in estimating the fair values of financial instruments disclosed in the financial statements:

        Cash and Short-Term Instruments
        The carrying amounts of cash and short-term instruments approximate their fair value.

        Securities Available for Sale and Held to Maturity
        Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUES OF FINANCIAL INSTRUMENTS (CONCLUDED)

        Loans
        For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of loans held for sale are based on their estimated market prices. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

        Deposit Liabilities
        The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation based on interest rates currently being offered on similar certificates.

        Long-Term Debt
        The fair values of the Company's long-term debt are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of variable rate debt approximate their fair value.


CASH EQUIVALENTS

The Company considers all amounts included in the balance sheets caption "Cash and due from banks" to be cash equivalents.

EARNINGS PER SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128), which the Company adopted in the fourth quarter of 1997. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Company's stock option plans. Earnings per share for 1996 have been restated to conform to the presentation required by SFAS No. 128.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards Nos. 130, Reporting Comprehensive Income, and 131, Disclosures about Segments of an Enterprise and Related Information, both of which are effective for years beginning after December 31, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. All items that are required to be recognized under accounting standards as components of comprehensive income will have to be reported in a financial statement that is displayed with the same prominence as other financial statements. Also, the accumulated balance of other comprehensive income will have to be displayed separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. SFAS No. 131 requires that public enterprises report financial and descriptive information about their reportable operating segments. Both of these pronouncements will require additional disclosures about the Company's operations, but are not anticipated to have any effect on financial position or results of operations.

NOTE 2--ACQUISITIONS

The Company completed the acquisition of Prairie Security Bank (PSB) effective February 7, 1997. PSB had three branches and was headquartered in Yelm, Washington. The Company paid $2,319,000 in cash and issued 307,916 shares of common stock totaling $7,469,000. The acquisition was treated as a purchase for accounting purposes. Accordingly, the assets and liabilities of PSB have been recorded on the books of the Company at their respective fair market values at the effective date of the acquisition. Goodwill, the excess of the purchase price (cost) over the net fair value of the assets and liabilities acquired, was recorded at $5,177,000. Amortization of goodwill over a 25-year period will result in a charge to earnings of approximately $207,000 per year. Because of the amount of assets of PSB acquired by the Company, the financial results for December 31, 1997, are not generally comparable to those of a year ago. The combined organization at December 31, 1997, is significantly larger than it was a year ago.

The accompanying financial statements include the operations of the two institutions from February 7, 1997 to December 31, 1997. The following pro forma information presents the results of operations for the years ended December 31, 1997 and 1996, as though the acquisition had occurred on January 1, 1996. The pro forma results do not necessarily indicate the actual results that would have been obtained, nor are they necessarily indicative of the future operations of the combined companies. The unaudited pro forma results of operations were as follows (dollars in thousands, except per share amounts):

                                                                  1997       1996
                                                                ---------  ---------
Interest income...............................................  $  21,689  $  19,410
Interest expenses.............................................      8,206      7,287

    Net interest income.......................................  $  13,483  $  12,123

    Net income................................................  $     473  $   1,826

Earnings per share:
    Basic.....................................................  $     .25  $    1.04
    Diluted...................................................        .23        .96

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 2--ACQUISITIONS (CONTINUED)


WELLS FARGO BRANCHES

On July 18, 1997, the Bank closed on the purchase of four Wells Fargo Bank branches. The purchase included deposits of approximately $43 million and branch facilities in Hoquiam, Montesano, Toledo and Winlock. The assets and liabilities acquired have been recorded on the books of the Company at their respective fair market values at the effective date of the acquisition. Goodwill was recorded for $2,997,000. Amortization of goodwill over a 15-year period will result in a charge to earnings of approximately $200,000 per year.

NOTE 3--RESTRICTED ASSETS

Federal Reserve Board regulations require that the Bank maintain certain minimum reserve balances on deposit with the Federal Reserve Bank. The amounts of such balances for the years ended December 31, 1997 and 1996 were approximately $2,895,000 and $970,000, respectively.

NOTE 4--DEBT AND EQUITY SECURITIES

Debt and equity securities have been classified according to management's intent. The carrying amount of securities and the approximate fair values at December 31 were as follows (dollars in thousands):

                                                      GROSS        GROSS      ESTIMATED
                                       AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                         COST         GAINS       LOSSES        VALUE
                                      -----------  -----------  -----------  -----------
Securities Available for Sale

December 31, 1997
  U.S. Government and agency
    securities......................   $  22,042    $      98    $      26    $  22,114
  Equity securities.................       2,709           --           --        2,709
  Corporate securities..............       4,657            4            2        4,659
  Mortgage backed securities........       8,649            8           32        8,625
  State and municipal securities....       3,498           54            1        3,551

                                       $  41,555    $     164    $      61    $  41,658

December 31, 1996
  U.S. Government and agency
    securities......................   $   3,557    $       6    $      27    $   3,536
  Equity securities.................       2,053           --           --        2,053
  Corporate securities..............         855           --            1          854
  Mortgage backed securities........         745           --           11          734
  State and municipal securities....         323           13           --          336

                                       $   7,533    $      19    $      39    $   7,513


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 4--DEBT AND EQUITY SECURITIES (CONCLUDED)

                                                      GROSS        GROSS      ESTIMATED
                                       AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                         COST         GAINS       LOSSES        VALUE
                                      -----------  -----------  -----------  -----------

Securities Held to Maturity

December 31, 1997
  State and municipal securities....   $     959    $      67    $       2    $   1,024

December 31, 1996
  U.S. Government and agency
    securities......................   $   1,251    $       4    $      --    $   1,255
  Corporate securities..............         251           --           --          251
  State and municipal securities....       1,680           69            6        1,743

                                       $   3,182    $      73    $       6    $   3,249

The scheduled maturities of debt securities held to maturity and available for sale at December 31, 1997 were as follows (dollars in thousands):

                                     HELD TO MATURITY                       AVAILABLE FOR SALE
                           -------------------------------------  -------------------------------------
                                                     ESTIMATED                              ESTIMATED
                                                     WEIGHTED                               WEIGHTED
                            AMORTIZED     FAIR        AVERAGE      AMORTIZED     FAIR        AVERAGE
                              COST        VALUE        YIELD         COST        VALUE        YIELD
                           -----------  ---------  -------------  -----------  ---------  -------------
Due in one year or
  less...................   $     261   $     265         4.71%    $   6,131   $   6,127         5.77%
Due after one year
  through five years.....         170         182         5.41         9,710       9,723         6.16
Due after five years
  through ten years......         528         577         5.72        11,804      11,903         6.92
Due after ten years......          --          --           --        11,201      11,196         6.49

                            $     959   $   1,024                  $  38,846   $  38,949

Securities carried at approximately $2,567,000 at December 31, 1997 and $1,553,000 at December 31, 1996, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 5--LOANS

Loans at December 31 consist of the following (dollars in thousands):

                                        1997     PERCENT OF     1996     PERCENT OF
                                     PORTFOLIO   PORTFOLIO   PORTFOLIO   PORTFOLIO
                                     ----------  ----------  ----------  ----------
Commercial.........................     $36,995      18.99%  $   27,353      20.94%
Real estate construction...........      24,423      12.53%      14,071      10.77%
Real estate mortgage:
  1-4 Family.......................      30,036      15.41%      21,381      16.37%
  Commercial.......................      94,918      48.71%      61,861      47.35%
Consumer...........................       8,489       4.36%       5,966       4.57%

                                       $194,861     100.00%  $  130,632     100.00%

Changes in the allowance for credit losses for the years ended December 31 are as follows (dollars in thousands):

                                                                  1997       1996
                                                                ---------  ---------
Balance at beginning of year..................................  $   1,420  $   1,376
Provision charged to operations...............................      1,015        261
Transfer from Prairie Security Bank...........................        469         --

Charge-offs...................................................       (807)      (227)
Recoveries....................................................         25         10
  Net charge-offs.............................................       (782)      (217)
  Balance at end of year......................................  $   2,122  $   1,420

Ratio of net charge-offs to average loans outstanding.........        .44%       .17%

The recorded investment in impaired loans, which were all on nonaccrual status, was $4,381,000 and $1,898,000 at December 31, 1997 and 1996,
respectively. At December 31, 1997 and 1996, specific allocations of $139,000 and $132,000, respectively, of the allowance for credit losses were made for $992,000 and $1,493,000 of these impaired loans. No allocation of the allowance for credit losses was considered necessary for the remaining impaired loans. The average recorded investment in impaired loans during the years ended December 31, 1997 and 1996 was $3,258,000 and $1,017,000,
respectively. No interest income for impaired loans was recognized or collected in cash in 1997 and 1996.

At December 31, 1997, there were no commitments to lend additional funds to borrowers whose loans were impaired. Loans over 90 days past due still accruing interest were $319,000 and $1,238,000 at December 31, 1997 and 1996, respectively.

Certain related parties of the Bank, principally Bank Directors and their associates, were loan customers of the Bank in the ordinary course of business during 1997 and 1996. Total loans outstanding at December 31, 1997 and 1996 to key officers and Directors were $7,425,000 and $6,568,000, respectively. During 1997, loan advances totaled $2,095,000, and loan repayments totaled $1,238,000 on these loans. In 1996, loan advances totaled $3,510,000 and loan repayments totaled $2,305,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 6--PREMISES AND EQUIPMENT

The components of premises and equipment at December 31 are as follows (dollars in thousands):

                                                                  1997       1996
                                                                ---------  ---------
Land..........................................................  $   1,950  $   1,190
Building......................................................      8,013      5,972
Equipment, furniture and fixtures.............................      6,175      4,675
  Total cost..................................................     16,138     11,837
Less accumulated depreciation and amortization................      5,455      4,244

  Total premises and equipment................................  $  10,683  $   7,593

The Bank leases equipment and premises under operating leases. Rental expense of leased premises and equipment was $145,000 and $74,000 for 1997 and 1996, respectively, which is included in occupancy expense.

Minimum net rental commitments under noncancelable leases having an original or remaining term of more than one year are as follows at December 31, 1997 (dollars in thousands):

1998........................................................  $     129
1999........................................................        129
2000........................................................        109
2001........................................................        109
2002........................................................        109
Thereafter..................................................         56

Total minimum payments required.............................  $     641

Certain leases contain renewal options of five years and escalation clauses based on increases in property taxes and other costs.

NOTE 7--DEPOSITS

The aggregate amount of certificates of deposit with balances in excess of $100,000 was approximately $22,345,000 and $15,035,000 at December 31, 1997 and
1996, respectively.

At December 31, 1997, the scheduled maturities of certificates of deposit are as follows (dollars in thousands):

1998......................................................  $  99,127
1999......................................................      6,062
2000......................................................      1,747
2001......................................................        248
2002 and thereafter.......................................        209

  Total...................................................  $ 107,393

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 8--LONG-TERM DEBT

Long-term debt at December 31 is as follows (dollars in thousands):

                                                                     1997       1996
                                                                   ---------  ---------
Note payable to a director of the Company due in monthly
  installments of $8,000, including interest at .75% over the prime rate (9.25% at December 31, 1997), collateralized by equipment. Interest paid in 1997 and 1996 totaled $16,000 and
  $22,000 respectively...........................................  $     122  $     210

Note payable due in monthly installments of $6,000, including interest at 2.5% over the five-year constant maturity Treasury
  index, collateralized by premises. Paid in 1997................         --        739

Note payable due in annual installments of $100,000, including
  interest at 6%, collateralized by premises. Paid in 1997.......         --        100

Note payable on behalf of the Company's KSOP due in monthly
  principal installments of $5,000, plus interest at 0.50% over prime rate (9% at December 31, 1997), collateralized by Company
  stock; guaranteed by the Company and the Bank. Paid in 1997....         --        245

Note payable on behalf of the Company's KSOP due in monthly
  principal installments of $15,000, plus interest at 90% of prime rate (7.65% at December 31, 1997), collateralized by
  48,241 shares of Company stock; guaranteed by the Company and
  the Bank.......................................................        946         --

Note payable to Key Bank due in annual installments of $550,000, plus monthly installments of interest at prime rate minus 85 basis points (7.65% at December 31, 1997), collateralized by investment in First Community Bank, interest paid in 1997
  totaled $82,000................................................      2,750         --

                                                                   $   3,818  $   1,294

Principal reductions due on the above indebtedness for the years ending December 31 are as follows: 1998--$822,000; 1999--$755,000; 2000-- $728,000;
2001--$728,000; 2002--$728,000; and thereafter--$57,000.

Under the terms of the business loan agreement with Key Bank, the Company and the Bank must maintain certain financial ratios. The Company and the Bank were not in compliance with certain covenants at December 31, 1997, but had obtained a waiver of the covenants through the following year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 9--INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return.

Income taxes are comprised of the following for the years ended December 31 (dollars in thousands):

                                                                   1997       1996
                                                                 ---------  ---------
Current (refundable)...........................................  $      (8) $     702
Deferred (benefit).............................................       (225)        16

  Total income taxes...........................................  $    (233) $     718

Deferred income taxes result from temporary differences in the recognition of income and expense which are reported in different periods for financial reporting and income tax purposes. The sources of the differences and the resulting deferred income tax provision are as follows (dollars in thousands):

                                                                   1997       1996
                                                                 ---------  ---------
Provision for credit losses....................................  $    (230) $    (106)
Depreciation...................................................        (73)       (17)
Deferred income................................................        395        180
Low income housing and alternative minimum tax credits.........        (99)        77
Increase (decrease) in valuation reserve.......................         --        (77)
Other..........................................................       (218)       (41)

  Deferred income taxes (benefit)..............................  $    (225) $      16

The following is a reconciliation between the statutory and the effective federal income tax rate for the years ended December 31 (dollars in thousands):

                                                     1997                    1996
                                            ----------------------  ----------------------
                                                         PERCENT                 PERCENT
                                                        OF PRETAX               OF PRETAX
                                             AMOUNT      INCOME      AMOUNT      INCOME
                                            ---------  -----------  ---------  -----------
Income tax based on statutory rate........  $     165        34.0%  $     877        34.0%
Adjustments resulting from:
  Tax-exempt income.......................        (48)       (9.9)        (42)       (1.6)
  Life insurance proceeds.................       (377)      (77.6)         --          --
  Goodwill amortization...................         70        14.4          --          --
  Tax credits.............................         --          --         (77)       (3.0)
  Other...................................        (43)       (8.8)        (40)       (1.6)

  Total income tax expense................  $    (233)      (47.9%) $     718        27.8%

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 9--INCOME TAXES (CONCLUDED)



The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are (dollars in thousands):

                                                                     1997       1996
                                                                   ---------  ---------
Deferred Tax Assets
  Allowance for credit losses, in excess of tax reserves.........  $     647  $     417
  Deferred compensation..........................................        339        147
  Low income housing and alternative minimum tax credits.........      1,029        930
  Valuation reserve..............................................       (930)      (930)
  Unrealized loss on securities available for sale...............         --          7
  Other deferred tax assets......................................         48         23
  Total deferred tax assets......................................      1,133        594

Deferred Tax Liabilities
  Tax depreciation taken in excess of book depreciation..........        126        199
  Deferred income................................................        987        592
  Unrealized gain on securities available for sale...............         35         --
  Other deferred tax liabilities.................................         45         47
  Total deferred tax liabilities.................................      1,193        838
  Net deferred tax liabilities...................................  $      60  $     244

NOTE 10--LIFE INSURANCE PROCEEDS

In the third quarter of 1997, an officer of the Bank died. As owner and beneficiary of a life insurance policy on the officer, the Company received $1,419,000 in insurance proceeds. Other income of $1,110,000 was recorded for the amount of proceeds received in excess of the cash surrender value of the policy. The former officer was also a participant in the Executive Supplemental Income Plan (see Note 14). Death benefits to the officer's beneficiary under that plan have been accrued for by the Company. Expenses recorded in 1997 related to the survivor benefits were $379,000 and are included in employee benefits expense in the consolidated statements of income.

NOTE 11--REPURCHASE OF STOCK AND STOCK OPTIONS

In February 1997, under a Stock Purchase Agreement between the Company and certain former directors and shareholders, the Company repurchased 122,750 shares of its stock for $2,512,000. In addition, 66,042 stock options were repurchased for $1,133,000, which was recorded in non-interest expenses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 12--COMMITMENTS AND CONTINGENT LIABILITIES

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments at December 31 is as follows (dollars in thousands):

                                                                  1997       1996
                                                                ---------  ---------
Commitments to extend credit:
  Real estate secured.........................................  $  13,713  $  11,401
  Credit card lines...........................................      4,865      2,543
  Other.......................................................     18,552     18,977

  Total commitments to extended credit........................  $  37,130  $  32,921

Standby letters of credit.....................................  $     551  $     487

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that approximately 70% of loan commitments are drawn upon by customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary.

The Bank has agreements with commercial banks for lines of credit totaling $3,000,000, none of which were used during 1997 or 1996. The Bank also has a credit line with the Federal Home Loan Bank, which allows it to borrow up to 10% of the Bank's assets (approximately $29 million at December 31, 1997). Borrowings under the Federal Home Loan Bank borrowing line in 1997 or 1996 were repaid within days of the respective advances, and average balances outstanding related to these borrowings were nominal.

CONTINGENCIES

Because of the nature of its activities, the Company is subject to various pending and threatened legal actions which arise in the ordinary course of business. In the opinion of management, liabilities arising from these claims, if any, will not have a material effect on the financial position of the Company.

The Company has entered into contracts with certain of its executives and others, which provide for contingent payments subject to future events.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 13--SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Bank has credit risk exposure including off-balance-sheet credit risk exposure related to real estate loans as disclosed in Notes 5 and 12. The ultimate collectibility of a substantial portion of the loan portfolio is susceptible to changes in economic and market conditions in the region. The Bank generally requires collateral on all real estate exposures and typically maintains loan-to-value ratios of no greater than 80%.

Investments in state and municipal securities generally involve governmental entities within Washington State. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of practice, generally does not extend credit to any single borrower or group of related borrowers in excess of $3,000,000.

The contractual amounts of credit-related financial instruments such as commitments to extend credit, credit-card arrangements, and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.


NOTE 14--BENEFIT PLANS

EMPLOYEE STOCK OWNERSHIP PLAN

The Company has a combined employee stock ownership and profit sharing plan with 401(k) provisions (KSOP) which covers substantially all employees who have completed at least one year of service. The Company accounts for the KSOP in accordance with Statement of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans. Accordingly, the balance of the debt of the KSOP is included in long-term debt on the accompanying balance sheet with a corresponding deduction from stockholders' equity. KSOP shares were pledged as collateral for the debt. As the debt is repaid, shares are released and allocated to active employees, based on the proportion of debt paid. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares. Shares become outstanding for earnings-per-share computations at the time of allocation to the active employees.

Eligible employees may defer up to 12% of their annual compensation in a pre-tax basis subject to certain IRS limits. The Company contributes to the Plan one-half the employees' contributions up to 3% of the employees' compensation. Profit sharing contributions to the Plan may also be made at the discretion of the Board of Directors. The Company also makes contributions equal to the amount required to service the Plan's debt under the terms of the KSOP note. Company contributions to this plan totaled $320,000 and $191,000 in 1997 and 1996, respectively.

The KSOP shares as of December 31 were as follows:

                                                                1997         1996
                                                            ------------  ----------
Allocated shares..........................................       113,830      73,818
Unreleased shares.........................................        48,241      14,700

    Total KSOP shares.....................................       162,071      88,518

Fair value of unreleased shares...........................  $  1,181,905  $  308,000

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 14--BENEFIT PLANS (CONCLUDED)

Upon termination from the Plan, a participant may choose to have his account distributed in Company stock, to the extent of his investment in stock, or in cash. Certain participants may also be eligible to diversify a certain percentage of their accounts. A distribution of stock in the event of termination or diversification requires the Company to issue put options to the participant. This permits the participant to sell the stock to the Company at fair value at any time during the option periods, which can be as long as 18 months. At December 31, 1997 and 1996, outstanding put options were not material.

INCENTIVE COMPENSATION PLAN

Incentive compensation is awarded to officers and qualified employees based on the financial performance of the Company. Awards are payable if the Company and its subsidiaries meet earnings and other performance objectives and are determined as a percentage of their base salary. Fees paid to directors are also adjusted annually based on the financial performance of the Company. Awards under the plan for 1997 and 1996 totaled $23,000 and $124,000, respectively.

EXECUTIVE SUPPLEMENTAL INCOME PLAN

The Company provides an Employee Supplemental Income (ESI) plan covering a select group of management personnel. The post-retirement benefit provided by the ESI plan is designed to supplement a participating officer's retirement benefits from social security, in order to provide the officer with a certain percentage of final average income at retirement age. Expenses related to this plan totaled $348,000 and $54,000 in 1997 and 1996, respectively.

Benefits to employees may be funded by life insurance policies purchased by the Company, which had cash surrender values of $2,740,000 and $1,961,000 at December 31, 1997 and 1996, respectively. Liabilities to employees, which are being accrued over their expected time to retirement, were $263,000 and $113,000 at December 31, 1997 and 1996, respectively.

DIRECTOR DEFERRED INCOME PLAN

In 1992, the Board of Directors approved a plan similar to the ESI plan under which a director may elect to defer director fees until retirement and to provide a death benefit.

Benefits to directors may be funded by life insurance policies purchased by the Company, which had cash surrender values of $419,000 and $127,000 at December 31, 1997 and 1996, respectively. Accrued liabilities to directors at December 31, 1997 and 1996 totaled $183,000 and $122,000, respectively. Expenses associated with this plan were $49,000 and $58,000 in 1997 and 1996, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996

NOTE 15--STOCK DIVIDENDS

In 1997 the Board of Directors declared a 5% stock dividend to shareholders of record as of April 15, 1997. The effect of the dividend was to increase the number of shares outstanding by 93,678. In 1996 the Board of Directors declared a 5% stock dividend to shareholders of record on March 20, 1996. The effect of the dividend was to increase the number of shares outstanding by 80,226. Accordingly, all references to number of common shares and per share data in these financial statements have been restated to reflect the stock dividends.

NOTE 16--STOCK OPTION PLANS

The Company maintains stock option plans for non-employee members of the Board of Directors and incentive stock option plans for key employees. The exercise price of the stock options under the plans may not be less than the fair market value of the stock at the date of grant. The company has the first right of refusal to purchase any shares issued under the plan prior to being sold on the open market.

The Bank applies APB Opinion No. 25 and related interpretations in accounting for these plans; accordingly, no compensation cost has been recognized. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards granted in 1997 and 1996 under these plans, consistent with the method prescribed by SFAS No. 123, the Company's net income and earnings per share would have been reduced to these pro forma amounts (dollars in thousands):

                                                                     1997       1996
                                                                   ---------  ---------
Net income:
  As reported....................................................  $     719  $   1,861
  Pro forma......................................................        333      1,501

Earnings per share:
  Basic:
      As reported................................................  $     .38  $    1.06
      Pro forma..................................................        .18        .85
  Diluted:
      As reported................................................        .36        .98
      Pro forma..................................................        .17        .79

The fair value of each option grant is estimated on the date of grant, based on the Black-Scholes option-pricing model and using the following weighted-average assumptions: no dividend yield; risk-free interest rate of 6.0% to 6.6%; and expected lives of 10 years for the options.

Options granted during 1997 and 1996 are 20% vested on each of the five subsequent anniversaries of the grant date. Vesting for 64,500 of these options is contingent upon "high performance" of the Bank as determined by the Company's executive committee.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 16--STOCK OPTION PLANS (CONCLUDED)


Stock option and per shares amounts for current and prior periods have been adjusted to reflect the effect of stock dividends, and are as follows:

                                                                               WEIGHTED
                                                                                AVERAGE
                                          EMPLOYEE    DIRECTOR      TOTAL      EXERCISE
                                          OPTIONS      OPTIONS     OPTIONS       PRICE
                                         ----------  -----------  ----------  -----------
Under option at December 31, 1995......     257,748      83,491      341,239   $   10.95
Granted................................     110,250          --      110,250       19.05
Exercised..............................      (6,167)         --       (6,167)       7.45
Forfeited..............................     (44,857)     (5,557)     (50,414)      13.05
  Under option at December 31, 1996....     316,974      77,934      394,908       12.99
Granted................................     141,973       5,548      147,521       18.04
Exercised..............................     (15,132)     (2,774)     (17,906)      11.36
Forfeited/repurchased..................    (125,673)         --     (125,673)      11.73
  Under option at December 31, 1997....     318,142      80,708      398,850   $   15.14

Options exercisable at December 31,
  1997.................................     132,983      67,372      200,354

The weighted average fair value of options granted during 1997 and 1996 was $7.90 and $9.45, respectively. In the opinion of management, the assumptions used in the option-pricing model are subjective and represent only one estimate of possible value, as there is no active market for Company options granted.

Options becoming exercisable under both stock option plans in future years ending December 31 are as follows: 1998--67,759; 1999 -67,759; 2000-- 34,958;
2001--18,420; and 2002--9,600.

Options for 51,745 and 32,764 shares remain available to be granted under the director and employee plans, respectively, at December 31, 1997.

The following information summarizes information about stock options outstanding at December 31, 1997:


           OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
----------------------------------------------   -------------------------------------
                                   WEIGHTED
                                    AVERAGE                                 WEIGHTED
RANGE OF                           REMAINING      WEIGHTED                   AVERAGE
EXERCISE             NUMBER       CONTRACTUAL      AVERAGE      NUMBER      EXERCISE
PRICES             OUTSTANDING       LIFE         EXERCISE    EXERCISABLE     PRICE
-----------------  -----------  ---------------  -----------  -----------  -----------
Under $10.00          104,536              4      $    9.10      101,389    $    4.00
$11.00--$15.00        137,718            6.5          14.45       75,261        14.56
$18.00                108,596              8          18.14       23,704        18.14
$23.00                 48,000             10          23.50           --           --

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 17--CONDENSED FINANCIAL INFORMATION--PARENT COMPANY ONLY

CONDENSED BALANCE SHEETS--DECEMBER 31
(Dollars in Thousands)

                                                                  1997       1996
                                                                ---------  ---------
Assets
  Cash........................................................  $     421  $     443
  Investment in subsidiaries..................................     28,703     18,052
  Buildings and equipment.....................................          8         17
  Due from subsidiaries.......................................        130      2,477
  Other assets................................................        605        232

  Total assets................................................  $  29,867  $  21,221

Liabilities and Stockholders' Equity

Liabilities
  Long-term debt..............................................  $   3,696  $     245
  Other liabilities...........................................          6         57
  Total liabilities...........................................      3,702        302

Stockholders' Equity..........................................     26,165     20,919

  Total liabilities and stockholders' equity..................  $  29,867  $  21,221

Condensed Statements of Income--Years Ended December 31
(Dollars in Thousands)

Operating Income
  Dividends received from subsidiaries........................  $   2,900  $      --
  Interest....................................................         17         22
  Total operating income......................................      2,917         22

Operating Expenses
  Interest....................................................         83        100
  Other.......................................................         88         --
  Repurchase of stock options.................................      1,133         --
  Total operating expenses....................................      1,304        100

  Income (loss) before income taxes and equity in
  undistributed income of subsidiaries........................      1,613        (78)

Income Tax Benefit............................................       (437)       (27)

  Income (loss) before equity in undistributed income of
  subsidiaries................................................      2,050        (51)

(Dividends in Excess of Net Income of Subsidiaries)/ Equity in
  Undistributed Income of Subsidiaries........................     (1,331)     1,912

  Net income..................................................  $     719  $   1,861


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996

NOTE 17--CONDENSED FINANCIAL INFORMATION--PARENT COMPANY ONLY (CONCLUDED)

CONDENSED STATEMENTS OF CASH FLOWS--YEARS ENDED DECEMBER 31
(Dollars in Thousands)

                                                                  1997       1996
                                                                ---------  ---------


Cash Flows from Operating Activities
  Net income..................................................  $     719  $   1,861
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
      (Equity in undistributed income of subsidiaries)
        dividends in excess of net income of subsidiaries.....      1,331     (1,912)
      Decrease in due from subsidiaries.......................      2,347         --
      Depreciation............................................          9          6
      Other--net..............................................       (434)        (7)
  Net cash provided by (used in) operating activities.........      3,972        (52)

Cash Flows from Investing Activities
  Purchase of Prairie Security Bank...........................     (2,319)        --
  Additional investment in First Community Bank...............     (2,000)        --
  Total cash used in investing activities.....................     (4,319)        --

Cash Flows from Financing Activities
  Proceeds from exercise of stock options.....................        203         45
  Payment for fractional shares...............................        (13)       (11)
  Repurchase of common stock..................................     (2,512)        --
  Proceeds from issuance of long-term debt....................      2,750         --
  Other.......................................................       (103)        --
  Net cash provided by financing activities...................        325         34

  Net decrease in cash........................................        (22)       (18)

Cash
  Beginning of year...........................................        443        461

  End of year.................................................  $     421  $     443

Supplemental Disclosures of Non-Cash Investing Activities
  Contribution of investment in Premises, Inc. to the Bank....  $      --  $   1,480
  Common stock issued for purchase of Prairie Security Bank...      7,469         --
  Net increase in guaranteed KSOP obligation..................        701        245

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 18--REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines on the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based ratios as set forth in the table.

As of December 31, 1997, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The actual capital amounts and ratios are as follows (dollars in thousands).

                                                                                  TO BE WELL CAPITALIZED
                                                                                       UNDER PROMPT
                                                             CAPITAL ADEQUACY       CORRECTIVE ACTION
                                                          ----------------------  ----------------------
                                     ACTUAL               PURPOSES                PROVISIONS
                                     AMOUNT      RATIO     AMOUNT       RATIO       AMOUNT       RATIO
                                    ---------  ---------  ---------     -----     -----------  ---------
December 31, 1997
  Tier 1 capital (to average
    assets):
      Consolidated................  $  19,159       6.58% $  11,645        4.00%         N/A         N/A
      FCB.........................     20,491       7.08     11,573        4.00    $  14,466        5.00%
  Tier 1 capital (to risk-weighted
    assets):
      Consolidated................     19,159       8.30      9,234        4.00          N/A         N/A
      FCB.........................     20,491       8.91      9,201        4.00       13,802        6.00
  Total capital (to risk-weighted
    assets):
      Consolidated................     21,281       9.22     18,468        8.00          N/A         N/A
      FCB.........................     22,613       9.83     18,402        8.00       23,003       10.00


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 18--REGULATORY MATTERS (CONCLUDED)


                                                                                  TO BE WELL CAPITALIZED
                                                                                       UNDER PROMPT
                                                             CAPITAL ADEQUACY       CORRECTIVE ACTION
                                                          ----------------------  ----------------------
                                     ACTUAL               PURPOSES                PROVISIONS
                                     AMOUNT      RATIO     AMOUNT       RATIO       AMOUNT       RATIO
                                    ---------  ---------  ---------     -----     -----------  ---------

December 31, 1996
  Tier 1 capital (to average
    assets):
      Consolidated................  $  21,177      11.96% $   7,079        4.00%         N/A         N/A
      FCB.........................     17,941      10.41      6,892        4.00    $   8,615        5.00%
  Tier 1 capital (to risk-weighted
    assets):
      Consolidated................     21,177      14.78      5,730        4.00          N/A         N/A
      FCB.........................     17,941      12.14      5,911        4.00        8,866        6.00
  Total capital (to risk-weighted
    assets):
      Consolidated................     22,597      15.77     11,461        8.00          N/A         N/A
      FCB.........................     19,361      13.10     11,822        8.00       14,777       10.00

Management believes, as of December 31, 1997, that the Company and the Bank meet all capital requirements to which they are subject.

RESTRICTIONS ON RETAINED EARNINGS

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1997, all of the Bank's retained earnings were available for dividend declaration to its parent company without prior regulatory approval.

NOTE 19--FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments at December 31 were as follows (dollars in thousands):

                                        1997                    1996
                                      CARRYING      FAIR      CARRYING      FAIR
                                       AMOUNT      VALUE       AMOUNT      VALUE
                                     ----------  ----------  ----------  ----------
Financial Assets
  Cash and due from banks, interest
    bearing deposits with banks,
    and federal funds sold.........  $   28,268  $   28,268  $   22,608  $   22,608
  Securities available for sale....      41,658      41,658       7,513       7,513
  Securities held to maturity......         959       1,024       3,182       3,249
  Loans held for sale..............       4,304       4,304         726         726
  Loans receivable, net............     192,739     191,505     129,212     128,800

Financial Liabilities
  Deposits.........................  $  263,121  $  263,394  $  153,434  $  153,600
  Long-term debt...................       3,818       3,818       1,294       1,289

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Financial Group, Inc. and Subsidiaries
December 31, 1997 and 1996


NOTE 20--OTHER OPERATING EXPENSES

Other operating expenses include the following amounts which are in excess of 1% of the total of interest income and non-interest income for the years ended December 31 (dollars in thousands):

                                                                      1997       1996
                                                                    ---------  ---------
Amortization......................................................  $     290  $      --
Office supplies and expense.......................................        204        208
State taxes.......................................................        338        247
Advertising.......................................................        440        172
Consulting........................................................        518        107

NOTE 21--EARNINGS PER SHARE DISCLOSURES

Following is information regarding the calculation of basic and diluted earnings per share for the years indicated.

                                              NET INCOME      SHARES       PER SHARE
                                             (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                             ------------  -------------  -----------
Year Ended December 31, 1997
  Basic earnings per share:
      Net income...........................  $    719,000     1,894,452    $     .38
  Effect of dilutive securities:
    Options................................            --       128,061         (.02)
  Diluted earnings per share:
      Net income...........................  $    719,000     2,022,513    $     .36

Year Ended December 31, 1996
  Basic earnings per share:
      Net income...........................  $  1,861,000     1,762,249    $    1.06
  Effect of dilutive securities:
      Options..............................            --       143,691         (.08)
  Diluted earnings per share:
      Net income...........................  $  1,861,000     1,905,940    $     .98

The number of shares shown for "options" is the number of incremental shares that would result from exercise of options and use of the proceeds to repurchase shares at the average market price during the year.

                                PROXY
                         1998 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS       MAY 12, 1998

THE UNDERSIGNED HEREBY AUTHORIZES THE VOTE, AS DESIGNATED BELOW, OF ALL THE SHARES OF COMMON STOCK OF FIRST COMMUNITY FINANCIAL GROUP, INC. HELD ON RECORD BY THE UNDERSIGNED ON APRIL 15, 1998 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 6:00 PM ON MAY 12, 1998 OR ANY ADJOURNMENT OF SUCH MEETING.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                   OF EACH OF THE FOLLOWING DIRECTORS:

                                    PLEASE CHECK ONE BOX FOR EACH DIRECTOR:
                                                 ---         ----

     A.   A. RICHARD PANOWICZ       / /FOR         / /AGAINST     / /ABSTAIN

     B.   KENNETH M. WILCOX         / /FOR         / /AGAINST     / /ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR AS RECOMMENDED BY THE BOARD OF DIRECTORS.



_________________________________________________
SIGNATURE OF SHAREHOLDER(S)


_________________________________________________
SIGNATURE OF SHAREHOLDER(S)

NOTE: SIGNATURES SHOULD AGREE WITH NAME ON LABEL AS INDICATED TO THE RIGHT.

         ______I PLAN TO ATTEND THE MEETING IN OLYMPIA, WASHINGTON, AT 6:00 PM
               ON MAY 12, 1998.

PLEASE DATE, SIGN AND RETURN THIS PROXY. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE RETURN THIS PROXY.

THANK YOU.